Notice of Annual Shareholders Meeting

To be held March 5,  2014

To The Shareholders of Panhandle Oil and Gas Inc.:

Notice is hereby given that the annual meeting of the shareholders of Panhandle Oil and Gas Inc. (the “Company”) will be held at the Tower Hotel, formerly the Oklahoma City Marriott, 3233 Northwest Expressway, Oklahoma City, Oklahoma on Wednesday, March 5, 2014, at 1:30 p.m. local time, for the following purposes:

1.To elect the two nominees named in the accompanying proxy statement to serve as directors on the Company’s Board of Directors for terms of three years;

2.To elect the nominee named in the accompanying proxy statement to serve as a director on the Company’s Board of Directors for a term of one year;

3.To approve an amendment to the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan;

4.To ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014;

5.To hold an advisory vote on executive compensation;

6.To hold an advisory vote to determine the frequency of future advisory votes on executive compensation; and

7.To consider and act upon any other matter as may properly come before the meeting or any adjournment or postponement thereof.

Only holders of record of the Common Stock at the close of business on January 21, 2014 will be entitled to vote at the meeting and any adjournments or postponements.

By Order of the Board of Directors

Lonnie J. Lowry, Secretary

Oklahoma City, Oklahoma

January 28, 2014

Your Vote Is Important.

Whether Or Not You Expect To Attend The Meeting, Please Mark, Sign And Date The Enclosed Proxy And Mail It Promptly In The Postage-Paid Envelope Provided.

Please Vote!

Table Of Contents

Page
Notice of Annual Meeting	1
Voting of Common Stock	2
Proposal No. 1 Election of Two Directors for Three Year Terms Ending
2017	3
Proposal No. 2 Election of One Director for a One Year Term Ending in
2015	3
Nominees for Election to the Board of Directors for Three Year Terms
Ending in 2017	4
Nominee for Election to the Board of Directors for a One Year Term
Ending in 2015	5
Directors Whose Terms Continue Beyond the 2014 Annual Meeting
and Who are Not Subject to Election this Year	6
Stock Ownership of Directors and Executive Officers	7
Lead Independent Director	8
Meetings and Committees of the Board of Directors	8
Board Role in Risk Oversight	9
Compensation of Directors	10
Share Ownership Guidelines for Directors	12
Transactions with Directors	12
Compensation Committee Interlocks and Insider Participation	12
Code of Ethics	13
Proposal No. 3 Approval Of Amendment To The Panhandle Oil And Gas
Inc. 2010 Restricted Stock Plan	13
Description of the Amended Restricted Stock Plan	14
Proposal No. 4 Ratification of Selection of Independent Registered Public
Accounting Firm	18
Report of the Audit Committee	18
Independent Accountants’ Fees and Services	20

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Proposal No. 5 Advisory Vote on Executive Compensation	21
Executive Compensation Overview	22
Summary of Current Compensation Program	22
Financial and Operating Performance – Fiscal 2013	22
Information About our Executive Officers	23
Compensation Discussion and Analysis	23
Report of the Compensation Committee	32
Executive Compensation	32
ESOP Plan	34
Proposal No. 6 Advisory Vote to Determine Frequency of Future Advisory
Votes on Executive Compensation	34
Stock Ownership of Certain Beneficial Owners	35
Section 16(a) Beneficial Ownership Reporting Compliance	35
Communications with the Board of Directors	35
Shareholder Proposals	36
Annual Report to Shareholders	37
Form 10-K	37
Other Matters	38

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Panhandle Oil and Gas Inc.

5400 N. Grand Boulevard, Suite 300

Oklahoma City, OK  73112-5688

Annual Shareholders Meeting

March 5, 2014

Notice of Annual Meeting

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Panhandle Oil and Gas Inc., an Oklahoma corporation (the “Company”, “Panhandle”, “we”, “us” and “our”), for use at the Company’s annual shareholders meeting (the “meeting”) to be held at the Tower Hotel, formerly the Oklahoma City Marriott, 3233 Northwest Expressway, Oklahoma City, Oklahoma, on Wednesday, March 5, 2014, at 1:30 p.m. local time, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Shareholders Meeting.

When the proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon.  If no direction is indicated, the persons named on the enclosed proxy will vote the proxy FOR the nominees for director in Proposals No. 1 and No. 2 and FOR Proposals No. 3 through No. 6.  Signed proxy cards without specified choices will be voted in the discretion of the proxies.    Should other matters properly come before the meeting, the proxy will be voted as the Board may recommend, except proxies which are marked to deny discretionary authority.

If the enclosed form of proxy is executed and returned, it still may be revoked at any time before it is exercised by signing and sending to the Company a later dated proxy or a written revocation, or by attending the meeting and voting in person.

If your shares are held in “street name” (that is, through a bank, broker or other nominee), follow the voting instructions on the form you receive from such firm.  If you hold shares in “street name” and would like to attend the meeting and vote in person, you will need to bring a proxy to the meeting signed by the nominee in whose name your shares are registered.

The mailing address of the Company is 5400 N. Grand Boulevard, Suite 300, Oklahoma City, OK  73112-5688.  The Company anticipates that the proxies and proxy statements will be mailed to shareholders beginning on or about January 28, 2014.  A copy of the Company’s Annual Report to Shareholders for the fiscal year ended September 30, 2013 accompanies this proxy statement.

The cost of soliciting proxies for the meeting will be paid by the Company.  In addition to solicitation by mail, arrangements may be made with brokerage firms, banks and other custodians, nominees and fiduciaries to send proxy material to their principals.  The Company will reimburse these institutions for their reasonable costs.  No solicitation is to be made by specially engaged employees or other paid solicitors.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on March 5, 2014: this proxy statement, form of proxy and the Company’s 2013 Annual Report to Shareholders are available at the following website: www.proxydocs.com/phx.

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Voting of Common Stock

All holders of Common Stock of record at the close of business on January 21, 2014 will be entitled to vote at the meeting or any adjournments or postponements.  As of January 21, 2014, there were 8,319,961 shares of Class A Common Stock, par value $0.01666 (“Common Stock”), outstanding, entitled to vote, owned by approximately 3,700 shareholders.  A list of record shareholders entitled to vote at the meeting will be available for examination at least 10 days prior to the meeting at the Company’s offices during ordinary business hours and at the meeting.

The Amended Certificate of Incorporation of the Company provides for one vote for each share of Common Stock outstanding.  At the meeting, each record holder of Common Stock will be entitled to cast one vote per share of Common Stock held on the record date.  Votes may be cast by shareholders either in person or by proxy.

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting.  Abstentions and broker “non-votes” are counted as present and entitled to vote for the purpose of determining a quorum.  Broker “non-votes” are shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote (such as for the election of directors) and for which the broker or nominee has not received specific voting instructions from the beneficial owner.  For purposes of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that particular matter, even though those shares will be considered present and entitled to vote for purposes of determining a quorum and may be entitled to vote on other matters.

Under the rules of the New York Stock Exchange, brokers or their nominees do not have the discretionary power to vote shares on most matters.  At the meeting, they may only vote shares if they receive specific voting instructions from the beneficial owner.  In very limited circumstances, brokers generally do have discretion to vote on matters deemed to be routine.  If your shares are held by a broker or other nominee and if you do not provide such specific voting instructions, your shares can not be voted for the election of directors or any Proposal other than ratification of the appointment of our independent registered public accounting firm.

The Board has adopted a majority vote standard for the election of directors in uncontested director elections.  Accordingly, at the meeting, each nominee will be elected if the holders of a majority of shares of Common Stock present at the meeting and entitled to vote for the election of directors cast their votes “FOR”  the nominee.

The three nominees for director at the meeting are currently directors of the Company.  If any incumbent nominee for director fails to receive the required affirmative vote of the holders of a majority of the votes cast for that director, under Oklahoma law and the Company’s Bylaws, the incumbent will remain in office until his successor is elected and qualified or until his earlier death, resignation, retirement or removal.  If any incumbent for director receives a greater number of votes “WITHHELD” from his election than votes “FOR”, he must promptly submit his offer of resignation from the Board for consideration by the Corporate Governance and Nominating Committee of the Board.  The Corporate Governance and Nominating Committee will consider all relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation.  The Board will act on the offered resignation, taking into account such

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recommendation, and publicly disclose its decision regarding the offered resignation within 90 days from the date of the annual meeting.  The director who offered his resignation will not participate in any proceedings with respect to his offered resignation.  If the Board accepts a director’s offered resignation, the Corporate Governance and Nominating Committee will recommend to the Board whether to fill such vacancy or reduce the size of the Board.  The Company’s Corporate Governance Guidelines and Bylaws can be viewed at the Company’s website:  www.panhandleoilandgas.com.

Proposals No. 3 through No. 6 will be approved if the holders of a majority of shares of Common Stock present at the meeting and entitled to vote on each such Proposal vote “FOR” the Proposal.

The Company knows of no arrangements which would result in a change in control of the Company at any future date.

The Company knows of no other matters to come before the meeting.  The Company did not receive any shareholder proposals.  If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters as the Board may recommend, except proxies which are marked to deny discretionary authority.

A proxy is enclosed for your signature.  Please return it immediately, marked, dated and signed.  If your shares are held in “street name”, please provide voting instructions on the form you receive from your broker or other nominee.

Proposal No. 1 Election of Two Directors for Three Year Terms Ending 2017
Proposal No. 2 Election of One Director for a One Year Term Ending in 2015

The present directors of the Company and their current Board Committee memberships are as follows:

			Since
Name	Age	Positions/Offices Presently Held with the Company	Served As Director Since	Present Term Ends
Michael C. Coffman	60	Director, President and Chief Executive Officer	2006	2014
Duke R. Ligon (1)(3)	72	Director	2007	2014
Robert O. Lorenz (1)(2)	67	Lead Independent Director	2003	2016
Robert A. Reece (1)(3)	69	Director	1986	2014
Robert E. Robotti (2)(3)	60	Director	2004	2016
Darryl G. Smette (1)(2)	66	Director	2010	2015
H. Grant Swartzwelder (2)(3)	50	Director	2002	2015
(1)Member of the Audit Committee. (2)Member of the Compensation Committee. (3)Member of the Corporate Governance and Nominating Committee.

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The Board believes it is in the Company's best interest to continue to have a classified board structure with three year terms for its directors due to the uniqueness of Company assets, strategies and the minimal amount of shares outstanding.  Panhandle's ownership of perpetual fee mineral acres leads the Company to employ business strategies that are more long-term results oriented as compared to more traditional oil and gas companies.  This requires the Company's directors to have a long-term outlook and understanding rather than being focused on short term results.  This long-term results oriented focus has served the Company well, with demonstrated operating and financial results that continue to create value for our shareholders. Maintaining a consistent focus by a long-term oriented board is imperative and maintaining longer service for our board of directors is important in order to execute the overall strategy of Panhandle.

Nominees for the vacancies for the three year terms ending in 2017 are Michael C. Coffman and Robert A. Reece, both of whom are currently directors.

The nominee to fill the third vacancy for a one year term ending in 2015 is Duke R. Ligon, who is a current director.

The Board is divided into three classes, with the terms of office of each class ending in successive years.  Each director is elected for a three year term.  There are three directors whose terms expire in 2014 so normally three nominees would be proposed to fill the three vacancies with three year terms ending 2017.  Duke R. Ligon is one of the directors whose term expires in 2014.  When Mr. Ligon was re-elected to a three year term in 2011, he was 69 years of age.  The Company’s Bylaws provide that, at the time of re-election, a director must be less than 70 years of age, unless, in the sole discretion of the Board, a director who is over 70 may be re-elected for one additional term of one year.  The Board has determined to nominate Mr. Ligon for an additional term of one year ending in 2015.  At the 2015 Annual Shareholders Meeting, a person will be nominated to serve the remaining two years of what would have been a three year term for Mr. Ligon.  This will allow the Company to have its three classes of directors as nearly equal in number as possible with the term of office of one class expiring each year.

These three nominees were recommended by the Corporate Governance and Nominating Committee and approved by the Board.  The Board has no reason to believe that any nominee will be unable to serve as director.  However, if any nominee should be unable for any reason to accept nomination or election, it is the intention of the persons named in the enclosed proxy to vote those proxies for the election of such other person or persons as the Board may recommend.

Nominees for Election to the Board of Directors for Three Year Terms Ending in 2017

Michael C. Coffman has worked in public accounting and as a financial officer with companies involved in the oil and gas industry since 1975.  He joined the Company in 1990 as its treasurer.  From 1995 to 2006, he served as vice-president and chief financial officer.  From 2006 to August 2007, he served as co-president and chief financial officer.  Since August 2007, he has served as president and chief executive officer.  He was elected to the Board in 2006.  Since January 1, 2013, Mr. Coffman has been a director of the Oklahoma City branch of the Federal Reserve Bank of Kansas City and he has been a director of Equal Energy Ltd. (oil and gas production) since May 2013.

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Mr. Coffman’s qualifications to serve on the Board include his 37 years in the oil and gas exploration and production industry and his skills and experience in financial, accounting and acquisition matters.

Robert A. Reece is an attorney and since 1980 has been of counsel with the law firm of Crowe & Dunlevy, Oklahoma City, and active in the management of his family’s investments, including significant oil and gas holdings.  He has been a director of NBC Bank (a state chartered bank) of Oklahoma City since 1982.  He holds an MBA degree.  Mr. Reece was elected to the Board in 1986.

Mr. Reece’s qualifications to serve on the Board include extensive experience in the legal, oil and gas and private equity investment fields.  Mr. Reece has managed significant investments for his family for over 35 years.

The Board of Directors Recommends That The Shareholders

Vote “FOR” The Election of

Michael C. Coffman And Robert A. Reece

As Directors

Nominee for Election to the Board of Directors for a One Year Term Ending in 2015

Duke R. Ligon is an attorney and currently is the owner and manager of Mekusukey Oil Company LLC (oil and gas royalty company).  He served as senior vice president and general counsel of Devon Energy Corporation (oil and gas exploration, production and transportation) from 1997 until he retired in 2007.  Prior to 1997, Mr. Ligon was a partner in the law firm of Mayer Brown LLP, New York City.  From 2007 to 2010, he served as strategic advisor to Love’s Travel Stops and Country Stores (convenience stores and midstream energy transportation).  He has been a director of PostRock Energy Corporation (oil and natural gas transportation) since 2006, Blueknight Energy Partners, L.P. (formerly SemGroup Energy Partners, L.P.) (crude oil terminaling, storage, gathering and transportation) since 2009, Vantage Drilling Company (offshore drilling) since 2010, and Emerald Oil, Inc. (oil and gas production) since 2011.  He was a director of Pre-Paid Legal Services, Inc. (sale of legal expense plans) from 2007 until its sale in 2011, TransMontaigne Partners, L.P. (distribution and marketing of petroleum products) from 2008 to 2009, Teppco Partners LP (crude oil transportation) in 2009, and SteelPath MLP Funds Trust (investment company) from 2010 until November 2012 when the company was sold, but remains on the Advisory Board through 2014.  Mr. Ligon was elected to the Board in August 2007.

Mr. Ligon brings expertise to the Board in legal, investment banking and financial matters having practiced law in a large New York law firm, worked in the investment banking business and served as general counsel of a large independent oil and gas company.  Mr. Ligon has served as a director of several public companies and has extensive contacts in the oil and gas and financial industries.

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The Board of Directors Recommends That The Shareholders

Vote “FOR” The Election of

Duke R. Ligon As A Director

Directors Whose Terms Continue Beyond the 2014 Annual Meeting and Who are Not Subject to Election this Year
Directors Whose Terms End in 2015

Darryl G. Smette joined Devon Energy Corporation (oil and gas exploration, production and transportation) in 1986 and currently serves as Executive Vice President of Marketing, Midstream and Supply Chain.  Mr. Smette is a member of Devon’s  Capital Budget Committee and the senior management Executive Committee and as such is charged with developing and executing Devon’s corporate strategy.  Mr. Smette is also responsible for marketing, midstream operations and procurement and logistics of goods and services.  Prior to joining Devon, Mr. Smette worked in the oil and gas industry for 16 years.  Mr. Smette holds an MBA degree.  He was elected to the Board in August 2010.

Mr. Smette’s qualifications to serve on the Board are his extensive operational experience in the oil and gas industry, including, exploration, production, distribution and marketing, and in developing and executing corporate business strategies for a large independent oil and gas company.

H. Grant Swartzwelder is president of PetroGrowth Advisors and PG Energy Holdings, LP, Irving, Texas (investment banking and venture capital), both of which he founded in 1998.  Since 1998, he has founded and managed several private companies engaged in various aspects of the oil and gas service business.  Prior to 1998, he was vice president of Principal Financial Securities, Inc., Dallas, Texas (an investment-banking firm).  He holds a Bachelor of Science degree in Petroleum Engineering and an MBA degree.  He was elected to the Board in 2002.

Mr. Swartzwelder’s qualifications to serve on the Board include his investment banking and venture capital experience, his founding and management of several oil and gas service businesses and his background in petroleum engineering.

Directors Whose Terms End in 2016

Robert O. Lorenz is a former audit partner of Arthur Andersen LLP.  He served as the managing partner of the Oklahoma City office beginning in 1994 and as the managing partner of the Oklahoma practice beginning in 2000.  He retired from Arthur Andersen in 2002.  Since 2005, Mr. Lorenz has been a director of OGE Energy Corp.  (regulated electric utility and natural gas transportation), and was a director of Infinity Inc. (oil and gas exploration and development) from 2004 to 2009.  He was elected to the Board in 2003.

Mr. Lorenz’s qualifications to serve on the Board include over 30 years in public accounting, his expertise in the areas of finance and accounting, and his broad experience as a director of public companies engaged in the energy business.

Robert E. Robotti, since 1983, has been the president of Robotti & Company, LLC (a registered broker-dealer), president of Robotti & Company Advisors, LLC (a registered investment

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advisor), or their predecessors, and, since 1980, has been the managing member of Ravenswood Investment Company, LLC, which serves as the general partner of three investment partnerships, all located in New York City.  Since 2007, Mr. Robotti has served as a portfolio manager and managing member of Robotti Global Fund, LLC, a global equity fund.  Mr. Robotti has been a director of Pulse Seismic, Inc. (oil and gas seismic) since 2007.  Mr. Robotti holds an MBA degree and is a member of the New York Society of Security Analysts.  He was elected to the Board in 2004.

Mr. Robotti’s qualifications to serve on the Board include his extensive experience in the investment business as the owner of a registered broker-dealer and a registered investment advisor, as the manager of several investment partnerships and as a portfolio manager of a global equity fund.  He has served as a director of several public companies.

None of the organizations described in the business experiences of the Company’s directors and officers are parents, subsidiaries or affiliates of the Company, or do business with the Company.  The Company for many years, in the ordinary course of its business, has participated on industry terms through its mineral acreage ownership in the drilling and completion of oil and gas wells for which Devon Energy Corporation serves as the operator.  Darryl G. Smette is an Executive Vice President of Devon.  See “Transactions with Directors” below.

None of the non-management directors have ever been employees of the Company.

Stock Ownership of Directors and Executive Officers

The following table sets forth information with respect to the outstanding shares of Common Stock owned beneficially as of December 31, 2013 by each director, nominee for director and executive officers and by all directors and executive officers as a group.

Name of Beneficial Owner	Amount of Shares Beneficially Owned(3)(4)	Percent of Common Stock
Paul F. Blanchard, Jr. (2)(5)	67,659	*
Michael C. Coffman (1)(2)(5)	168,981	2.1%
Duke R. Ligon (1)	211,217	2.6%
Robert O. Lorenz (1)	4,200	*
Lonnie J. Lowry (2)(5)	17,709	*
Robert A. Reece (1)	30,162	*
Robert E. Robotti (1) c/o Robotti & Company, LLC 6 E. 43rd St., 23rd Floor New York, NY 10017	714,680	8.7%
Darryl G. Smette (1)	1,842	*
Ben Spriestersbach (2)(5)	20,277	*
H. Grant Swartzwelder (1)	8,272	*
Robb P. Winfield (2)(5)	7,525	*
	-----------	---------
All directors and executive officers as a group (11 persons)	1,252,524	15.1%

*Less than 1% owned

(1)Director

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(2)Executive Officer

(3)The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.

(4)The number of shares shown does not include future share amounts recorded to each outside director’s account under the Directors’ Deferred Compensation Plan. These share amounts represent shares to be issued in the future and have no investment or voting authority.  See “Compensation of Directors” - footnote (2) of table entitled “Directors Compensation For Fiscal 2013”, on page 10.

(5)The number of shares shown for Messrs. Coffman, Blanchard, Lowry, Spriestersbach and Winfield include unvested shares of restricted stock awarded under the Company’s 2010 Restricted Stock Plan and their shares in the Company’s ESOP Plan over which they exercise voting authority.

Lead Independent Director

Effective November 1, 2008, the Board named Robert O. Lorenz as Lead Independent Director and eliminated the position of Chairman of the Board.  The Lead Independent Director presides at all Board meetings and all executive sessions of outside directors.  The Board adopted a “Charter of Lead Independent Director” which can be viewed at the Company’s website: www.panhandleoilandgas.com.

Meetings and Committees of the Board of Directors

During the fiscal year ended September 30, 2013 (“fiscal 2013”), the Board held six meetings.  At each meeting, a quorum of directors was present.  The outside directors hold executive sessions at each Board meeting without management present.  The Company expects all of its directors to attend each annual shareholders meeting.  All directors attended the 2013 annual shareholders meeting.

During fiscal 2013, each director attended at least 75% of the meetings of the Board and each of the Board committees on which he served.

The Board has determined that, under the rules of the Securities and Exchange Commission and the New York Stock Exchange, all directors are currently independent, except for Michael C. Coffman, Chief Executive Officer, who does not serve on any Board committee.

The members of the Board are elected to various committees.  The Board presently has three standing committees: Audit, Compensation, and Corporate Governance and Nominating.

The Audit Committee is comprised of Robert O. Lorenz, chair, Duke R. Ligon, Robert A. Reece and Darryl G. Smette.  For information regarding the functions performed by the Audit Committee, its membership and the number of meetings held during fiscal 2013, see “Report of the Audit Committee” below.  The Board has determined that each member of the Audit Committee meets all applicable independence and financial literacy requirements of the Securities and Exchange Commission and of the New York Stock Exchange.  Robert O. Lorenz has been determined by the Board to meet the “audit committee financial expert” requirements of the Securities and Exchange Commission and the New York Stock Exchange.  The Audit Committee Charter can be viewed at the Company’s website: www.panhandleoilandgas.com.

The Compensation Committee is comprised of Darryl G. Smette, chair, Robert O. Lorenz, Robert E. Robotti and H. Grant Swartzwelder.  The Committee met four times during fiscal 2013.  The Committee reviews officer performance and recommends to the Board compensation amounts for executive officers and directors.  See “Compensation Discussion and Analysis” below.  The

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Compensation Committee also oversees the administration of the Panhandle Oil and Gas Inc. Employee Stock Ownership and 401(k) Plan and Trust Agreement (the “ESOP Plan”).  The Compensation Committee Charter can be viewed at the Company’s website: www.panhandleoilandgas.com.

The Corporate Governance and Nominating Committee is comprised of Duke R. Ligon, chair, Robert A. Reece, Robert E. Robotti and H. Grant Swartzwelder.  The Committee met twice during fiscal 2013.  The Committee’s charter can be viewed at the Company’s website: www.panhandleoilandgas.com.  Functions of the Corporate Governance and Nominating Committee include: search for, identify and screen individuals qualified to become members of the Board; recommend to the Board when new members should be added to the Board; recommend to the Board individuals to fill vacant Board positions; and recommend to the Board nominees for election as directors at the annual shareholders meeting.  If a vacancy on the Board exists that will not be filled by an incumbent director, the Committee identifies prospective nominees primarily through business and industry contacts.  At a minimum, in its assessment of potential Board candidates, the Corporate Governance and Nominating Committee will review each candidate’s character, wisdom, acumen, business skills and experience, understanding of and involvement in the oil and gas industry, and ability to devote the time and effort necessary to fulfill his or her responsibilities.  It is the policy of the Company to seek the most qualified candidates for Board membership without regard to race, gender, national origin, religion, disability, age or sexual orientation.  The Corporate Governance and Nominating Committee will consider nominees proposed by shareholders of the Company if the requirements set forth in the Company’s Bylaws are satisfied.  For more information, see “Shareholder Proposals” below.  Those nominations must include sufficient biographical information so that the Committee can appropriately assess the proposed nominee’s background and qualifications.  To propose a prospective nominee for the Committee’s consideration, shareholders must submit the proposal in writing to Panhandle Oil and Gas Inc., Attention:  Secretary, 5400 N. Grand Boulevard, Suite 300, Oklahoma City, OK 73112-5688.  Any such submission must be accompanied by the written consent of the proposed nominee to being named as a nominee and to serve as a director, if elected.  The Committee is responsible for overall corporate governance issues and compliance.  The Committee reviews periodically the corporate governance policies and principles of the Company and oversees and evaluates compliance with the Company’s Code of Ethics and Business Practices.  The Corporate Governance and Nominating Committee Charter can be viewed at the Company’s website: www.panhandleoilandgas.com.

Board Role in Risk Oversight

Management is responsible for day-to-day risk assessment and mitigation activities.  The Board is responsible for risk oversight, focusing on the Company’s overall risk management strategy, its degree of tolerance for risk and the steps management is taking to manage the Company’s risk.  This process is designed to provide to the Board timely visibility about the identification, assessment and management of critical risks.  The Audit Committee assists the Board by annually reviewing and discussing with management this process and its functionality.  The areas of critical risk include information technology, strategic, operational, compliance, environmental and financial risks.  The Board, or the Audit Committee, receives this information through updates from the appropriate members of management to enable it to understand and monitor the Company’s risk management process.  Information brought to the attention of the Audit Committee can then be shared with the Board, as appropriate.

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Compensation of Directors

The following outlines the compensation plan for the Company’s outside directors for their services in all capacities.

The table contains information with respect to fiscal 2013 compensation of directors who served in such capacity at any time during fiscal 2013, except for the fiscal 2013 compensation of Michael C. Coffman, Chief Executive Officer, whose compensation is disclosed below in the caption “Executive Compensation – Summary Compensation Table”.  Currently, other than the Company’s Deferred Compensation Plan for Non-Employee Directors (the “Directors’ Deferred Compensation Plan”), the Company has no stock award, stock option or other equity incentive plans for its directors.  If the amendment to the Company’s 2010 Restricted Stock Plan is approved by shareholders at the 2014 Annual Meeting as set forth in Proposal No. 3, the directors will be entitled to participate in the Plan.

Annually, outside directors may elect to be included in the Directors’ Deferred Compensation Plan.  The Directors’ Deferred Compensation Plan provides that each outside director may individually elect to be credited with future unissued shares of Company stock rather than cash for all or a portion of the annual retainers, Board meeting fees and committee meeting fees, and may elect to receive shares, if and when issued, over annual time periods up to ten years.  These unissued shares are recorded to each director’s deferred compensation account at the closing market price of the shares (i) on the dates of the Board and committee meetings, and (ii) on the payment dates of the annual retainers.  Only on a director’s retirement, termination, death, or a change-in-control of the Company will the shares recorded for such director under the Directors’ Deferred Compensation Plan be issued to the director.  The promise to issue such shares in the future is an unsecured obligation of the Company.  All directors participated in the Directors’ Deferred Compensation Plan in fiscal 2013.

Directors Compensation For Fiscal 2013

Name	Fees Paid in Cash or Deferred(1)(2)	All Other Compensation(3)	Total
Bruce M. Bell (4)	$6,000	$854	$6,854
Duke R. Ligon	$55,000	$2,673	$57,673
Robert O. Lorenz	$74,500	$6,385	$80,885
Robert A. Reece	$46,500	$11,529	$58,029
Robert E. Robotti	$51,500	$4,215	$55,715
Darryl G. Smette	$56,250	$1,517	$57,767
H. Grant Swartzwelder	$54,750	$5,844	$60,594

(1)All directors deferred 100% of their retainers and fees under the Directors’ Deferred Compensation Plan.

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(2)At the end of fiscal 2013, the following future share amounts had been recorded to each director’s account under the Directors’ Deferred Compensation Plan: Ligon– 10,708; Lorenz– 24,447; Reece– 42,351; Robotti– 16,113; Smette– 6,559; and Swartzwelder– 22,042.

(3)Under the Directors’ Deferred Compensation Plan, dividends paid on the Common Stock are recorded to each Director’s account on the record date of the dividend in the form of unissued shares.  The amount recorded is based on the number of future unissued shares in each Director’s account and the closing market price of the Company Stock on each dividend record date.  These future share amounts have no voting authority and the Directors have no investment authority with respect thereto.

(4)Retired from Board in December 2012.

For fiscal 2013, outside directors received annual retainers of $35,000, $1,500 for attending each Board meeting, $1,000 for attending each committee meeting and out-of-pocket travel expenses for attending all meetings.  Any director who traveled over 50 miles to attend a Board or committee meeting received an additional $500 for each meeting.  In addition, during fiscal 2013, the Lead Independent Director and the chairs of the Audit, Compensation and Corporate Governance and Nominating Committees received additional annual retainers of $12,500, $10,000, $5,000, and $5,000, respectively.  The annual retainers were paid in equal installments on December 31, 2012, and March 31, June 30 and September 30, 2013.  This retainer and fee structure was guided by a study conducted by Longnecker & Associates, Houston, Texas (an independent compensation consultant) retained by the Compensation Committee to review the Company’s Board compensation levels.

Any director who participates in a board meeting or committee meeting by conference telephone or other communications equipment receives only one-half of the fee paid for attendance in person at these meetings.

For fiscal 2014, outside directors will receive annual retainers of $37,500, $1,500 for attending each Board meeting, $1,000 for attending each committee meeting and out-of-pocket travel expenses for attending all meetings.  Any director who travels over 50 miles to attend a Board or committee meeting receives an additional $500 for each meeting.  In addition, the Lead Independent Director and the chairs of the Audit, Compensation and Corporate Governance and Nominating Committees will receive additional annual retainers of $15,000, $10,000, $6,000 and $5,000, respectively.  The annual retainers are paid in equal installments on December 31,2013, March 31, June 30 and September 30, 2014.  The changes in retainers and fees for fiscal 2014 were guided by a study conducted by Longnecker & Associates, an independent compensation consultant retained by the Compensation Committee.

Longnecker & Associates has for several years recommended that Panhandle directors add an equity-based component to their compensation.  To address Longnecker's recommendation, if Proposal 3, Amendment to 2010 Restricted Stock Plan, is approved by vote of the shareholders, the directors will become eligible to participate in the Plan.  The initial grant of restricted stock to each director is planned to be valued at $35,000, will vest one-fourth each quarter and will be effective mid-March 2014.  According to Longnecker & Associates, with the adjustments to director compensation for fiscal 2014 and the $35,000 restricted equity award, Panhandle's directors will be compensated at about the 25th percentile range of peer company directors.

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Share Ownership Guidelines for Directors

The Bylaws of the Company require outside directors to own shares of the Company’s Common Stock in order to be a Board member.  To further align the interests of the Directors with the Company’s shareholders, each Director is expected to own that number of shares at the end of their third year of Board service which equals, on a cost basis, the aggregate amount of the three prior years’ Directors’ retainers and the meeting fees for the five regularly scheduled Board meetings held each year during such three year period.  Future unissued shares that have been recorded to the directors’ accounts under the Director’s Deferred Compensation Plan may be used to satisfy this share ownership requirement.

Transactions with Directors

The Company has entered into indemnification agreements with each of its directors and executive officers.

The Company for many years in the ordinary course of its business has participated on industry terms through its mineral acreage ownership in the drilling and completion of oil and gas wells in which Devon Energy Corporation serves as the operator.  Darryl G. Smette is an Executive Vice President of Devon.

We review any transactions and relationships in which the Company and any of our directors, nominees for director, executive officers or any of their immediate family members may be participants, so as to determine whether any of these individuals have a direct or indirect material interest in any such transaction.  We have developed and implemented processes and controls to obtain information from the directors and executive officers about related person transactions, and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in any such transaction.  Transactions that are determined to be directly or indirectly material to a related person are disclosed in our proxy statement as required by SEC rules.

Pursuant to these processes, all directors and executive officers annually complete, sign and submit a directors’ and officers’ questionnaire that is designed to identify related person transactions and both actual and potential conflicts of interest.  We also make appropriate inquiries as to the nature and extent of business that the Company may conduct with other companies for whom any of our directors or executive officers also serve as directors or executive officers.  Under the Company’s Code of Ethics and Business Practices, if an actual or potential conflict of interest affects an executive officer or a director, he or she is to immediately disclose all the relevant facts and circumstances to the Company’s President or the Corporate Governance and Nominating Committee, as appropriate.  If the Corporate Governance and Nominating Committee determines that there is a conflict, it will refer the matter to the Board, which will review the matter to make a final determination as to whether a conflict exists; and, if so, how the conflict should be resolved.  In addition, the Audit Committee reviews all reports and disclosures of actual and potential related person transactions.

Compensation Committee Interlocks and Insider Participation

The functions and members of the Compensation Committee are set forth above under “Proposal No. 1 and Proposal No. 2 – Meetings and Committees of the Board of Directors.”  All

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Committee members are independent and none of the Committee members have served as an officer or employee of the Company.

Code of Ethics

The Board has adopted a Code of Ethics and Business Practices applicable to all directors, officers and employees of the Company.  In addition, the Board has adopted a Code of Ethics for Senior Financial Officers.  The Company’s Chief Executive Officer,  Chief Financial Officer and Chief Accounting Officer were required to sign this code and will be held to the standards outlined in the code.  Copies of both codes are available at the Company’s website:  www.panhandleoilandgas.com.

Proposal No. 3 Approval Of Amendment To The Panhandle Oil And Gas Inc. 2010 Restricted Stock Plan

The Company is asking its shareholders to approve an amendment to increase the number of shares of common stock reserved for issuance under the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan from 100,000 shares to 250,000 shares and to allow the grant of shares of restricted stock to our directors.

The 2010 Restricted Stock Plan was initially approved by the shareholders at the Company’s 2010 Annual Shareholders meeting and covered 100,000 shares reserved for grant to officers of the Company.

As of December 21, 2013, an aggregate of 100,851 shares of common stock had been awarded under the 2010 Restricted Stock Plan.  December 21, 2013 is the last date restricted stock has been awarded.  The Company had repurchased 8,422 shares of common stock previously awarded but which did not vest, leaving only 7,571 shares available for grants in the future.

The Company believes that the grant of restricted shares that vest over several years is an essential long-term component to the Company’s total compensation package for its officers and also encourages officers to remain with the Company.

Under the 2010 Restricted Stock Plan,  directors were not eligible for stock awards.  The Company recommends that Directors become eligible for stock awards under the Plan.  We believe this will help retain and attract qualified directors and further align the directors’ interests with those of the Company’s shareholders.

The Restricted Stock Plan was designed to provide as much flexibility as possible for future granting of restricted stock so that the Company can respond as necessary to provide competitive compensation in order to attract, retain and motivate officers and directors of the Company and to align their interests with those of the Company’s shareholders.

Until the Restricted Stock Plan was approved in 2010, the Company had not provided any equity incentives to its officers other than contributions of Common Stock to the Company’s ESOP Plan.  See “Executive Compensation”.

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The Company intends to repurchase on the open market or in private transactions shares of Common Stock equal to the number of shares of restricted stock awarded on an annual basis under the Restricted Stock Plan in order to avoid dilution to existing shareholders.

The full text of the Amended 2010 Restricted Stock Plan as proposed to be amended (the “Amended Restricted Stock Plan”) is included as Appendix A to this Proxy Statement and a brief description of its material terms is provided below.

Description of the Amended Restricted Stock Plan

Brief Summary of Proposed Amendments.  The number of shares covered by the Amended Restricted Stock Plan is increased from 100,000 shares to 250,000 shares and directors become eligible for awards of restricted stock.  Further, the Compensation Committee is given the authority to determine the vesting period for all awards to directors and officers.

Awards.  The Restricted Stock Plan permits awards of restricted stock to Company officers and directors and is used by the Compensation Committee for retention and long-term incentive compensation.  The Company will sell shares of restricted stock to officers and directors at a significant discount to the fair market value of the shares, generally at the par value of the shares.  The restricted shares may vest after the passage of time (which for officers will typically be several years on the anniversary dates of the issuance of the restricted stock) and may vest depending on the market price performance of the Company’s Common Stock. The vesting period under the Plan will be determined by the Compensation Committee when it awards shares of Restricted Stock.  Under various vesting requirements, the restricted stock awards may wholly or partially vest or never vest.  The Company will repurchase the restricted stock at the original purchase price if vesting does not occur.

Officers participate in this program based on their (i) ability to make a significant contribution to the Company’s financial and operating results, (ii) level of responsibility and (iii) performance.  No officer is entitled to participate automatically based on title, position or salary level.  This program is designed to help retain key officers of the Company and participation is highly selective.

Longnecker & Associates has for several years recommended that Panhandle directors have an equity-based portion to their compensation.  To address Longnecker's recommendation, the amendment to the 2010 Restricted Stock Plan, Proposal No. 3, will include the directors as participants in the Plan.

If Proposal 3, Amendment to 2010 Restricted Stock Plan, is approved by vote of the shareholders, the directors will become eligible to participate in the Plan.  The initial grant to directors is planned to be valued at $35,000, will vest one-fourth each quarter, and will be effective mid-March 2014.  According to Longnecker & Associates, with the adjustments to director compensation for fiscal 2014 and the $35,000 restricted equity award, Panhandle's directors will be compensated at about the 25th percentile range of peer company directors.

Each participant in the Restricted Stock Plan enters into a stock restriction agreement with the Company setting forth the terms, conditions and restrictions of the restricted stock award.  The restricted stock is issued by the Company in the name of the participant and deposited with the

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Company, or an escrow agent determined by the Compensation Committee, until the restrictions lapse or until vesting is no longer possible under the stock restriction agreement.

Subject to the terms and conditions of the stock restriction agreement, a participant holding restricted stock has the right to receive dividends on the shares of restricted stock during the restriction period, vote the shares of restricted stock and enjoy other shareholder rights related to the restricted stock.  On expiration of the restriction period, subject to the terms of the Plan, the stock restriction agreement and the vesting requirements, the participant will be entitled to receive shares of Common Stock not subject to restriction.

Effective Date and Term.  The Stock Restriction Plan initially became effective in March, 2010 when approved by shareholders.  The Amended Restricted Stock Plan proposed herein will become effective when and if approved by the Company’s shareholders.  No restricted stock can be awarded after the day before the tenth anniversary of the date of shareholder approval, but the vesting periods for restricted stock previously sold may extend beyond that date.  If the Amended Stock Restriction Plan is approved by shareholders, the tenth anniversary will be measured from such approval.

Eligibility.  Any current officer or Director of the Company, or any future subsidiary entities in which the Company has a controlling interest, as determined by the Compensation Committee, are eligible to be granted an award of restricted stock.

Administration.  The Plan is administered by the Compensation Committee of the Board, which has authority to grant awards of restricted stock and determine the recipients and the terms of awards.  The Compensation Committee has full authority to construe and interpret the terms of the Amended Restricted Stock Plan and to determine all facts necessary to administer the Plan.

Stock Subject to the Restricted Stock Plan.  Subject to adjustments allowed under the Amended Restricted Stock Plan, awards of restricted stock which may be made under the Plan will increase to 250,000 shares from 100,000 shares of Common Stock if the proposed amendment to the Plan is approved by shareholders.  If any award of restricted stock expires or is terminated, surrendered or canceled without being fully vested, the unused shares covered by such award will again be available for awards under the Plan.

Restricted Stock.  Pursuant to the Amended Restricted Stock Plan, the Compensation Committee may grant awards of restricted stock on the terms and conditions set forth by the Compensation Committee in the applicable stock restriction agreement, including the conditions for vesting, the vesting periods, the issue price and the acceleration of vesting in certain events.  The vesting periods for previous restricted stock awards to officers have been a minimum of two years.

Adjustments Due to Changes in Capitalization or Control.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of shares of Common Stock other than an ordinary cash dividend, (i) the number of shares of Common Stock available under the Amended Restricted Stock Plan, (ii) the number of shares of Common Stock subject to and the repurchase price per share subject to each outstanding restricted stock award, and (iii) the terms of each other outstanding award shall be equitably adjusted by the Company in the manner determined by the Compensation Committee.

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Change in Control.  On the occurrence of a change in control of the Company as defined in the Amended Restricted Stock Plan, except to the extent provided to the contrary in the stock restriction agreement between a participant and the Company, all restrictions and conditions on all restricted stock awards then outstanding shall automatically lapse and be deemed terminated or satisfied, as applicable.

Transferability of Awards.  Unless otherwise provided by the Compensation Committee, restricted stock will be nontransferable, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

Voting and Dividends.  Holders of shares of restricted stock may vote their shares.  Dividends are paid on restricted stock.

Termination of Employment.  The Compensation Committee will determine the effect on restricted stock due to the disability, death, retirement, termination or other cessation or change in the employment, of a participant.

Tax Withholding.  A participant in the Amended Restricted Stock Plan must satisfy all applicable federal, state and local or other income and employment tax withholding obligations of the Company before it will authorize the restricted stock to be released by the Company or from escrow.  The Compensation Committee may allow a participant to satisfy all or part of these withholding obligations by transferring shares of restricted stock to the Company.

Amendment of Awards.  The Compensation Committee may amend, suspend or terminate the Amended Restricted Stock Plan or any portion of the Plan at any time; provided that if at any time the approval of the Company’s shareholders is required as to any modification or amendment under applicable laws and rules, the Compensation Committee may not effect such modification or amendment without shareholder approval.  Unless otherwise specified in the amendment, any amendment to the Amended Restricted Stock Plan shall apply to, and be binding on, the holders of restricted stock under the Plan at the time the amendment is adopted, provided, the Compensation Committee determines that such amendment does not materially and adversely affect the rights of participants under the Plan.

Outstanding Equity Awards.  The following table provides information on the holdings of restricted stock by our executive officers at December 21, 2013 which is the last date restricted stock has been awarded.

OUTSTANDING RESTRICTED STOCK AWARDS

Name	Award Date	Approval Date	Number of Shares of Restricted Stock That Have Not Vested	Market Value of Shares of Restricted Stock That Have Not Vested
Michael C. Coffman	June 18, 2010	May 19, 2010	3,500(1)(2)	$98,980(11)
	December 21, 2010	December 21, 2010	9,821(3)(4)	$277,737(11)
	December 08, 2011	December 08, 2011	11,990(5)(6)	$339,077(11)
	December 11, 2012	December 11, 2012	13,361(7)(8)	$377,849(11)
	December 21, 2013	December 11, 2013	12,290(9)(10)	$402,989(12)

Paul F. Blanchard, Jr.	June 18, 2010	May 19, 2010	5,000(1)(2)	$141,400(11)
	December 21, 2010	December 21, 2010	7,741(3)(4)	$218,915(11)
	December 08, 2011	December 08, 2011	9,414(5)(6)	$266,228(11)

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Name	Award Date	Approval Date	Number of Shares of Restricted Stock That Have Not Vested	Market Value of Shares of Restricted Stock That Have Not Vested
	December 11, 2012	December 11, 2012	10,476(7)(8)	$296,261(11)
	December 21, 2013	December 11, 2013	9,611(9)(10)	$315,145(12)

Lonnie J. Lowry	December 08, 2011	December 08, 2011	851(5)(6)	$24,066(11)
	December 11, 2012	December 11, 2012	935(7)(8)	$26,442(11)
	December 21, 2013	December 11, 2013	849(9)(10)	$27,839(12)

Ben Spriestersbach	December 08, 2011	December 08, 2011	689(5)(6)	$19,485(11)
	December 11, 2012	December 11, 2012	1,285(7)(8)	$36,340(11)
	December 21, 2013	December 11, 2013	467(9)(10)	$15,313(12)

Robb P. Winfield	December 08, 2011	December 08, 2011	668(5)(6)	$18,891(11)
	December 11, 2012	December 11, 2012	748(7)(8)	$21,153(11)
	December 21, 2013	December 11, 2013	1,155(9)(10)	$37,875(12)

(1)	Mr. Coffman and Mr. Blanchard paid $0.01666 per share, or $58.31 and $83.30, respectively, to purchase their restricted stock.
(2)	Consists of the restricted stock awards granted on June 18, 2010 which vest on the completion of five years of service, commonly known as “cliff vesting”.
(3)	Mr. Coffman and Mr. Blanchard paid $0.01666 per share, or $163.62 and $128.97, respectively, to purchase their restricted stock.
(4)

Consists of the restricted stock awards granted on December 21, 2010 to Mr. Coffman and Mr. Blanchard, 50% of which vests on the completion of three years of service, and 50% of which vests based on the market price performance of the Company's Common Stock at the completion of three years of service

(5)	Messrs. Coffman, Blanchard, Lowry, Spriestersbach and Winfield paid $.01666 per share, or $199.75, $156.84, $14.18, $11.48 and $11.13, respectively.
(6)

Consists of the restricted stock awards granted on December 8, 2011, 25% of which vests on the completion of three years of service, and 75% of which vests based on the market price performance of the Company’s Common Stock at the completion of three years of service.

(7)	Messrs. Coffman, Blanchard, Lowry, Spriestersbach and Winfield paid $.01666 per share, or $222.59, $174.53, $15.58, $21.41 and $12.46, respectively.
(8)

Consists of the restricted stock awards granted on December 11, 2012, 25% of which vests on the completion of three years of service, and 75% of which vests based on the market price performance of the Company’s Common Stock at the completion of three years of service.

(9)	Messrs. Coffman, Blanchard, Lowry, Spriestersbach and Winfield paid $.01666 per share, or $204.75, $160.12, $14.14, $7.78 and $19.24, respectively.
(10)

Consists of the restricted stock awards granted on December 21, 2013, 25% of which vests on the completion of three years of service, and 75% of which vests based on the market price performance of the Company's Common Stock at the completion of three years of service.

(11)	Based on the closing market price of the Company's Common Stock of $28.28 on September 30, 2013.

(12)Based on the closing market price of the Company's Common Stock of $32.79 on December 20, 2013, the last trading date before the award.

Vesting of the performance shares of restricted stock awards is based on the market price performance of the Company’s Common Stock at the completion of the time vesting period.  For performance shares to partially vest, the Company’s Common Stock must appreciate at a minimum rate of 4% compounded annually.  If not, no performance shares vest.  To fully vest, the Common Stock must appreciate at a rate of 15% compounded annually.

An aggregate of 9,140 shares of restricted stock granted to Messers. Coffman and Blanchard on December 21, 2010, vested on December 21, 2013 and an aggregate of 8,422 shares did not vest

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and were repurchased by the Company.   Pursuant to the Plan, these unvested shares are again available for awards under the Restricted Stock Plan.

Vesting of the time vested restricted stock awards occurs only if the officers remain employed by the Company for the required vesting period.  If not, all such awards are forfeited.

After the awards of restricted stock in December 2013,  and the vesting of restricted stock and the repurchase of unvested shares of restricted stock by the Company on December 21, 2013, there are 7,571 shares of Common Stock available under the current Restricted Stock Plan for future awards of restricted stock.  If the amendments to the Restricted Stock Plan proposed herein are approved by shareholders,  subject to future forfeitures and repurchases of unvested shares by the Company, there will be 157,571 shares of Common Stock available for future awards.

Proposal No. 4 Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has directed the Company to submit the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2014 for ratification by the shareholders at the meeting.  Neither the Company’s Bylaws nor other governing documents or law require shareholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.  However, the Audit Committee is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice.  If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during fiscal 2014 if it determines that such a change would be in the best interests of the Company and its shareholders.

A representative of Ernst & Young LLP is expected to attend the meeting and will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions of shareholders.

The Audit Committee has selected Ernst & Young LLP to conduct quarterly reviews for the first three fiscal quarters of fiscal 2014.

Report of the Audit Committee

During fiscal 2013, the Audit Committee was comprised of four independent directors: Robert O. Lorenz, chair, Duke R. Ligon, Robert A. Reece, and Darryl G. Smette.  The Board has determined that all committee members are independent and that Mr. Lorenz is an “audit committee financial expert” (as defined by the Securities and Exchange Commission and the New York Stock Exchange), and that each member is financially literate as required by the rules of the New York Stock Exchange.  For purposes of complying with New York Stock Exchange rules, the Board has determined that none of the Committee members currently serve on the audit committees of more than three public companies.  Four meetings of the Committee were held during fiscal 2013.

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The Audit Committee Charter was adopted in December 2004 with immaterial changes subsequently approved by the Board.  A copy of the Charter can be viewed at the Company’s website: www.panhandleoilandgas.com.

The Audit Committee’s primary responsibility is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board.  Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting.

Controls and Procedures.  Management has established and maintains a system of disclosure controls and procedures designed to provide reasonable assurance that information required to be disclosed by the Company in the reports filed or submitted under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and includes controls and procedures designed to provide reasonable assurance that information required to be disclosed by the Company in those reports is accumulated and communicated to management, including the Chief Executive Officer and the Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.  As of September 30, 2013, management conducted an evaluation of disclosure controls and procedures.  Based on this evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures are effective to provide reasonable assurance that the information required to be disclosed in the reports filed or submitted under the Securities and Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.  The Audit Committee discussed with management and Ernst & Young LLP, the Company’s independent registered public accounting firm (“independent accountants”), the quality and adequacy of the Company’s disclosure controls and procedures.

Management has also established and maintains a system of internal controls over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) of the Securities Exchange Act of 1934.  These internal controls are designed to provide reasonable assurance that the reported financial information is presented fairly, that disclosures are adequate and that the judgments inherent in the preparation of financial statements are reasonable.  Management conducted an evaluation of the effectiveness of the Company’s internal control over financial reporting based on the framework set forth in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.  Based on management’s evaluation under the framework in Internal Control – Integrated Framework, management concluded that the Company’s internal control over financial reporting was effective as of September 30, 2013 as discussed in more detail in Management’s Report on Internal Control Over Financial Reporting, which was included in our Annual Report on Form 10-K for the year ended September 30, 2013, filed with the SEC on December 11, 2013.  The effectiveness of the Company’s internal control over financial reporting as of September 30, 2013 has been audited by Ernst & Young LLP, as stated in its attestation report, which was included in our Annual Report on Form 10-K for the year ended September 30, 2013.  The Audit Committee reviewed and discussed with management and Ernst & Young LLP the Company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Discussions with Management and Independent Accountants.    In fulfilling its responsibilities, the Committee reviewed with management the audited financial statements included in the Company’s Annual Report on Form 10-K for fiscal 2013, including a discussion of the quality, not just the

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acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.  The Audit Committee reviewed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles.   The Audit Committee discussed with the independent accountants such matters as are required to be discussed under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (Communications with Audit Committees) and SEC Rule 2‑07.  In addition, the Audit Committee discussed with the independent accountants its independence from management and the Company, including matters in the written disclosures and letter received from the independent accountants as required by Public Company Accounting Oversight Board Rule 3526 (Communications with Audit Committee Concerning Independence).  The Audit Committee met with the independent accountants, with and without management present, to discuss the overall scope and plans for their audit, the results of their examinations, their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

The Audit Committee also met with the independent accountants and management after the end of each of the first three fiscal quarters.  At these meetings, the independent accountants’ review of quarterly results was presented and discussed and discussions were also held with management concerning these results.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2013 for filing with the Securities and Exchange Commission (which was filed on December 11, 2013).

Audit Committee
Robert O. Lorenz – Chair
Duke R. Ligon
Robert A. Reece
Darryl G. Smette

Independent Accountants’ Fees and Services

The following sets forth fees billed for audit and other services provided by Ernst & Young LLP for the fiscal years ended September 30, 2013 and September 30, 2012:

Fee Category	Fiscal 2013 Fees		Fiscal 2012 Fees
Audit Fees (1)		$339,000		$328,000
Audit-Related Fees	$	---	$	---
Tax Fees	$	---	$	---
All Other Fees	$	---	$	---

(1)Includes fees for audit of annual financial statements, reviews of the related quarterly financial statements and internal control audits required by Section 404 of the Sarbanes-Oxley Act.

All services rendered by Ernst & Young LLP were permissible under applicable laws and regulations and were pre-approved by the Audit Committee.  The Audit Committee’s pre-approval

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policy is set forth in the Audit Committee Charter which can be viewed at the Company’s website: www.panhandleoilandgas.com.

To ratify the selection of Ernst & Young LLP, a majority of the votes entitled to be cast on Proposal No. 4 must vote “FOR” ratification.  Abstentions will have the effect of a vote “AGAINST” ratification.

The Board of Directors Recommends That Shareholders

Vote “FOR”

Ratification of Selection of Independent

Registered Public Accounting Firm

Proposal No. 5 Advisory Vote on Executive Compensation

The Securities Exchange Act of 1934 requires that we include in our proxy statements a non-binding vote on our executive compensation (commonly referred to as “Say-On-Pay”).  At the 2011 Annual Shareholders meeting, the Board recommended, and the shareholders approved, that the Say-on-Pay vote should occur every three years.  Accordingly, we include in this proxy statement a non-binding vote on our executive compensation as described in this proxy statement.

In Proposal No. 6, the Board now recommends that future Say-On-Pay votes by shareholders be held every year rather than every three years.

We encourage shareholders to review the discussion on executive compensation and Compensation Discussion and Analysis section below on pages 22 to 32 and the Executive Compensation section below on pages 32 to 34.  The Company’s consistent value creation over time is attributable to a rigorously-applied management process implemented over the years by successive teams of talented and committed executives.  The Company’s executive compensation underpins and reinforces this process and the performance it generates.  We believe our compensation program strikes the appropriate balance between utilizing fair and responsible pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our shareholders.

The Board strongly endorses the Company’s executive compensation program and recommends that the shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders approve on an advisory basis the compensation of the Company’s named executive officers as described in the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders under “Compensation Discussion and Analysis” and “Executive Compensation” and the other related tabular and narrative disclosure contained in this Proxy Statement.

Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this Proposal.  The Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

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The Board of Directors Recommends a Vote

“For”

Approval of The Company’s Executive Compensation

Executive Compensation Overview

For fiscal 2013, Panhandle's executive compensation program was generally unchanged from fiscal 2012.  The program is designed to reward the Company's leadership team for operating and financial results for the year and for adding to and building per share value for our shareholders, measured on both a yearly and long-term horizon. We believe our current program's Company performance metrics are the correct measures that align shareholder interests and executive interests to Company performance over the short-, medium- and long-term horizons.  Because of the unique assets and operating strategies of the Company, we believe it is imperative that its management team be engaged in and manage the Company for a longer horizon than the typical oil and gas company.  Accordingly, our compensation programs and performance metric measurements are structured for that purpose.

Summary of Current Compensation Program
•	Yearly salaries of our executives are based on Company and individual results, overall responsibilities of each officer, expertise required in execution of the position and comparable Company ranges,
•	Yearly cash bonus payments are based on achievement of Company operational performance metrics and subjective job responsibility performance goals,
•

Yearly Long-Term Incentive (LTI) restricted equity based compensation is used to motivate achievement of long-range goals of the Company and to reward individual achievement performance over longer-term horizons,

•

Yearly LTI ultimate realization is based on employment longevity (25%) and growth in the per share market price (75%) of the Company's common shares over the vesting period of the restricted stock grants.

Financial and Operating Performance – Fiscal 2013

The financial and operating results outlined below provide additional perspective on Panhandle's fiscal 2013 performance:

•	Net income of $13,960,049, $1.67 per share, increased 89% over 2012.
•	Production of oil, natural gas and natural gas liquids (NGL) increased 22% to 13.0 billion cubic feet equivalent (Bcfe), the largest in Company history.
•	Generated cash from operating activities of $37.4 million in fiscal 2013, well in excess of capital expenditures.
•	Exceeded target amounts on all objective performance metrics for fiscal 2013, except for total general and administrative expenses.
•	Continued to maintain a strong balance sheet with debt to equity at 8.6% on September 30, 2013.

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Information About Our Executive Officers

The current executive officers of the Company are listed below.  All officers hold office at the discretion of the Board and may be removed from office, with or without cause, at any time by the Board.

Name	Age	Positions and Offices Presently Held With the Company	Officer Since
Michael C. Coffman(1)	60	President and Chief Executive Officer	1990
Paul F. Blanchard, Jr.	53	Senior Vice President and Chief Operating Officer	2009
Lonnie J. Lowry	61	Vice President, Chief Financial Officer and Secretary	2006
Ben Spriestersbach	62	Vice President of Land	2005
Robb P. Winfield	39	Controller and Chief Accounting Officer	2009

(1)Biographical information for Mr. Coffman is set forth above in “Election of Directors – Nominees for Election to the Board of Directors for Three Year Terms Ending in 2017.”

Paul F. Blanchard, Jr. was sole proprietor of a consulting petroleum engineering firm from 2007 to 2008, and served from 1997 to 2007 as Vice President, Mid-Continent Business Unit of Range Resources Corporation (oil and gas exploration and production).  He joined the Company as Vice President and Chief Operating Officer in January 2009.  In March, 2010, he was elected Senior Vice President and Chief Operating Officer.  Mr. Blanchard holds a Bachelors of Science Degree in Petroleum Engineering.

Lonnie J. Lowry served as Vice President, Controller and Secretary from March 2006 until August 2007 when he was elected Vice President, Chief Financial Officer and Secretary.  From 2001 to 2006, he served as Controller of the Company.  He had been Controller of Wood Oil Company, Tulsa, Oklahoma (oil and gas exploration and production) for 15 years when it was acquired by Panhandle in 2001.

Ben Spriestersbach was elected Vice President of Land in 2005.  From 2002 through 2004, he served as Land Manager of the Company.  From 1989 to 2001, he worked for Farmers Union Cooperative Royalty Company (oil and gas royalty company), last serving as assistant secretary-treasurer.  Mr. Spriestersbach is a certified professional land man.

Robb P. Winfield served as Controller from February 2008 to March 2009 when he was elected Controller and Chief Accounting Officer.  Mr. Winfield was employed by Chesapeake Energy Corporation (independent oil and gas company) from 2004 to 2008 as Revenue Coordinator and Supervisor and was employed as an auditor from 1999 to 2004 by Ernst & Young LLP.

Compensation Discussion and Analysis
Compensation Committee and Role of the Board of Directors in Fiscal 2013

The Compensation Committee is composed entirely of independent directors and has the responsibility for establishing, implementing and monitoring all facets of the compensation of the Company’s executive officers.  In particular, the Committee’s role is to recommend to the Board for final approval, the compensation, benefit plans and policies, and, in addition, review, approve and recommend to the Board annually all compensation decisions relating to the Chief Executive Officer and the other executive officers of the Company.  The Committee reviews the executive

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compensation program, recommends compensation levels, performance metrics, and recommends executive bonus distributions and restricted stock awards.  The Committee met four times during fiscal 2013.  The Committee operates in accordance with its charter which sets forth its powers and responsibilities.  A copy of the charter of the Compensation Committee can be viewed at the Company’s website: www.panhandleoilandgas.com.

Compensation Philosophy and Objectives

The objectives of the Company’s compensation program are to:

•

Attract, retain and incentivize key executives which are necessary to continue execution of the Company’s unique business strategies including the ownership, management and use of mineral acreage in an oil and gas exploration and production company.

•	Motivate and reward individual and Company performance and contributions.
•	Align the interests of the executives with those of our shareholders.

The principal elements of the executive compensation program are yearly salary, annual cash bonus, restricted stock awards and contributions to the ESOP Plan.  Awards of restricted stock pursuant to the Company’s Restricted Stock Plan are an integral part of the Company’s compensation program as a retention and long-term incentive form of compensation.  The executive compensation program is used to meet the Company’s compensation objectives as follows:

•

Attract and retain key executives, reward the officers who contribute to the Company’s success, and motivate the officers to develop and execute short-term, medium-term and long-term business strategies as well as meet annual goals approved by the Board.

•

Align the interests of the executives with those of the Company’s shareholders.  In fiscal 2013, the Company used allocations of Company stock to the ESOP Plan and awards of restricted stock to align the financial interests of the executives with those of our shareholders and to provide a longer-term incentive form of compensation.

•

Motivate and reward individual performance and contributions.  The Company’s evaluation of the individual performance of each executive officer affects most aspects of the executive’s compensation.  Market data, individual performance and level of responsibility are considered in determining an executive’s annual salary and are important factors in deciding discretionary cash bonuses.

•	Financial and operating performances of the Company and the market price performance of the Company’s Common Stock are also key factors in determining compensation.
•

Awards of shares under the Restricted Stock Plan made in December of 2012 and 2013 contain vesting provisions that require both continuing length of service to the Company and market price performance of the Company’s Common Stock.  These provisions further align the structure of management compensation to Company performance and shareholder interests.

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Role of Executive Officers

In fiscal 2013, the Compensation Committee and the Board, after receiving input from Longnecker & Associates, the Committee’s independent compensation consultant, made all compensation decisions for the executive officers.  The Compensation Committee and the Board reviewed the performance of the Chief Executive Officer, and afterwards, set his compensation.  Mr. Coffman was not present during these discussions.  The Compensation Committee and the Board, together with the Chief Executive Officer, reviewed the performance of the other executive officers.  The Chief Executive Officer made compensation recommendations to the Compensation Committee and the Board with respect to the other executive officers.  Messrs. Blanchard, Lowry, Spriestersbach and Winfield were not present during these discussions.

Role of the Compensation Consultant

In an effort to align our executives’ compensation competitively with the market, the Compensation Committee engaged an outside, independent compensation consultant, Longnecker & Associates, Houston, Texas (“Longnecker”), to review levels and incentive components of the executives’ compensation for fiscal 2013.  The primary role of Longnecker  was to help identify peer companies and to provide the Compensation Committee with market data and information regarding compensation trends in our industry and to make recommendations regarding base salaries, the design of our incentive programs and executive and director compensation levels.  Management does not direct or oversee the retention or activities of Longnecker with respect to the Company’s executive compensation program.  The Compensation Committee has sole authority to retain and terminate independent compensation consultants and to determine the terms of their retention.

Base Salaries and Annual Cash Bonuses

In December of each year, base salaries of the executive officers are set for the next calendar year and bonuses are determined based on the preceding fiscal year’s (year-end September 30) operational and financial performance.  Base salaries and annual cash bonuses for executive officers are based on the individual’s responsibilities and experience, taking into account, among other factors, the individual’s initiative, contribution to the Company’s overall performance, handling of special projects or events during the year and yearly financial and operating results of the Company.  Base salaries for executive officers are reviewed and compared to similar positions in the Company’s industry.  The Compensation Committee, with the assistance of Longnecker, selected the following group of “peer companies” for comparison purposes in determining compensation during fiscal 2013:

Abraxas Petroleum Corp.	Double Eagle Petroleum Co.
Approach Resources, Inc.	Gastar Exploration Limited
Callon Petroleum Co.	GeoMet Inc.
Constellation Energy Partners, LLC	Matador Resources Company
Credo Petroleum Corp.	PetroQuest Energy Inc.
Crimson Exploration Inc.	PrimeEnergy Corp.
Dorchester Minerals, L.P.	Warren Resources, Inc.

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Since the Company is not the same size and does not have the complexity of operations as most of the peer companies, the Compensation Committee uses the peer group comparison as a tool while considering many other factors.

Base Salaries.  The base salaries of the executive officers are reviewed annually by the Compensation Committee and future salary adjustments, if any, are recommended to the Board for final approval.  The Compensation Committee and the Board consider various factors, including:

•	overall responsibilities of the executive officers;
•	scope, level of experience and expertise required to successfully execute the executive officer’s position with the Company;
•	demonstrated individual performance of the executive officer; and
•	recommendation of the Chief Executive Officer with respect to other executive officers.

Based on these factors and considerations, in December 2013, the Board established the annual base salary for the Chief Executive Officer at $310,000 for calendar 2014.  Calendar 2014 base salaries established for the other executive officers were: Paul F. Blanchard - $286,500; Lonnie J. Lowry - $185,700; Ben Spriestersbach - $153,000; and Robb P. Winfield - $151,500.  Salaries for the executive officers in fiscal 2013 are set forth below in the “Executive Compensation - Summary Compensation Table” and were determined by the Board based on the considerations described above.

Annual Cash Bonuses.  During an annual Company goal-setting process, the Compensation Committee and the Board approve Company objective performance metrics as well as more subjective performance goals that focus on the manner in which the Company’s  oil and gas business is managed.  These performance metrics are used in determining annual cash bonuses.  For fiscal years 2013 and 2012, the objective performance metrics addressed earnings per share, reserve replacement percentage, Mmcfe production, finding cost per Mcfe and total G&A expense.

The objective performance metrics for fiscal 2013 and fiscal 2012 are below:

	Fiscal 2013			Fiscal 2012
Metric Category	Minimum(1)	Target(1)	Weighting	Minimum(1)	Target(1)	Weighting
Earnings per share (1)(3)	$0.50	$0.91	7%	$0.25	$1.05	14%
Reserve replacement percentage (1)	125%	175%	29%	175%	200%	22%
Mmcfe production (1)	10,901	11,430	7%	8,923	9,636	7%
	Maximum(2)	Target(2)	Weighting	Maximum(2)	Target(2)	Weighting
Finding cost per Mcfe (2)(4)	$1.50	$1.10	50%	$2.25	$1.60	50%
Total G&A expense (2)	$6.7 mil	$6.4 mil	7%	$6.4 mil	$6.0 mil	7%

(1)If the Target is achieved in any metric category covered by a Minimum measurement, 100% credit is earned.  If the Minimum is achieved for any of these metric categories and the Target is not achieved, 50% credit is earned, with the remaining 50% based on the proportion achieved between the Minimum and the applicable Target.  If the Minimum is not achieved in a metric category, no credit is earned.

(2)If the Maximum is exceeded for these two metric categories, no credit is received for the affected metric category. If the Target is met for these metric categories, 100% credit is earned.  If the amount achieved is below the Maximum for any of these metric categories and the Target is not achieved, 50% credit is earned, with the remaining 50% based on the proportion achieved between the Maximum and the applicable Target.

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(3)Earnings per share is net of the tax effected net change during the fiscal year in receivables and payables related to derivative contracts.

(4)Finding cost per Mcfe is defined by the Compensation Committee and takes into account only changes in proved developed reserves and utilizes the ratio of SEC reserves oil and NGL prices to SEC reserves natural gas price as the factors to convert oil and NGL reserves to Mcfe reserves.

The Compensation Committee believes that combining the metric categories of growing reserves, increasing Mcfe production, minimizing finding cost per Mcfe and managing G&A expense are the important measurements necessary for increasing shareholder value and to grow an oil and gas exploration and production company.  The target metric of minimizing finding cost per Mcfe is intended to discourage drilling marginal or unprofitable wells only to achieve increased production and reserves.  These metrics have been adopted by the Compensation Committee to focus management on drilling wells that are economically viable and generate a reasonable rate of return for the Company.  The earnings per share metric has the effect of discouraging excessive risk taking.  The Compensation Committee does not believe that these performance metrics reward executives for taking risks beyond those risks inherent in the oil and gas exploration and production business.

The Compensation Committee has the discretion to modify the effect of the objective performance metrics if unforeseen or uncontrollable conditions resulted in any of these metrics not being relevant to the Company’s results for the year.

The subjective performance goals are tailored to fit the job description of each executive officer by weighting each major area of responsibility.  Within each major area, a breakdown is made of more detailed areas of responsibility.  An evaluation of the Chief Executive Officer is performed annually by the Compensation Committee.  The Chief Executive Officer performed the evaluation of each of the other executive officers.  In these evaluations, performances are evaluated on each of the detailed areas of responsibility.  The evaluations are then accumulated to determine the grade for each major area and the area grading is summarized to determine the executive officer’s subjective performance evaluation total score.

The Committee reviewed the performance of the Chief Executive Officer in meeting the Company’s performance metrics and his subjective performance goals for fiscal 2013.  In addition, the Committee noted that the Company’s share price had underperformed both the S&P Small Cap 600 and the S&P Oil and Gas Exploration and Production Indexes for fiscal 2013.  The Company’s share price decreased 8% during fiscal 2013.  The Committee believes that this underperformance was principally due to the Company being primarily  a natural gas producer which is out‑of‑favor in the marketplace.  Natural gas prices have been depressed for several years but recently have been increasing.  The Committee placed emphasis on the excellent performance metric results while believing the Company’s natural gas assets will provide excellent returns for the Company’s shareholders over a longer horizon.

In addition, the Committee considered the unprecedented economic downturn of 2008 and its major negative effect on the stock market which occurred subsequent to the Company’s fiscal 2008.  The market price of the Company’s Common Stock on the New York Stock Exchange at September 30, 2008 was $28.63 per share, as compared to $16.57 per share on December 1, 2008.  As opposed to the mandated five year chart presented below, if a chart was prepared of the share prices comparing the December 1, 2008 price to the December 1, 2013, the chart price would

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compare the $16.57 price mentioned above to a closing price on November 29, 2013 of $33.10 per share.

The graph below matches Panhandle Oil & Gas Inc's cumulative 5-Year total shareholder return on common stock with the cumulative total returns of the S&P Smallcap 600 index and the S&P Oil & Gas Exploration & Production index.  The graph tracks the performance of a $100 investment in our common stock and in each index (with the reinvestment of all dividends) from 9/30/2008 to 9/30/2013.

	9/08	9/09	9/10	9/11	9/12	9/13

Panhandle Oil & Gas Inc	100.00	75.70	88.52	102.73	112.10	104.39
S&P Smallcap 600	100.00	89.39	102.10	102.31	136.43	179.43
S&P Oil & Gas Exploration & Production	100.00	94.64	93.90	89.75	108.55	137.89

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

The Compensation Committee believes that the cash bonus element of compensation for Mr. Coffman, Chief Executive Officer, and Mr. Blanchard, Chief Operating Officer, should principally reflect their success in achieving the above outlined Company performance metrics.  Their bonus calculation is based on a weighting of 70% for meeting the objective performance metrics and 30% for meeting their subjective performance goals.

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Cash bonuses are paid in the first fiscal quarter (December) of each year based on the preceding fiscal year’s metric results.  Thus, bonuses awarded in fiscal 2013 (paid in December 2012) were based on the following fiscal 2012 metric results.

Metric Category	Actual Results	Target
Earnings per share	$0.91	$1.05
Reserve replacement percentage	223%	200%
Mmcfe production	10,583	9,636
Finding cost per Mcfe	$1.53	$1.60
Total G&A expense	$6.4 mil	$6.0 mil

The maximum targeted annual cash bonus that could have been paid in December 2012 to the Chief Executive Officer (based on fiscal 2012 results) was 100% of his $291,000 base salary.  The maximum targeted annual cash bonus that could have been paid in December 2012 to the Chief Operating Officer (based on fiscal 2012 results) was 75% of his $270,000 base salary.  The other executive officers’ annual bonuses were targeted at 30% of base salaries and were based 80% on meeting subjective performance goals and 20% on meeting Company objective performance metrics.

Cash bonus payments made during the first fiscal quarter of 2013 (December 2012) are set forth below in the “Summary Compensation Table” under “Executive Compensation”.

Long-Term Equity-Based Compensation

Our executive officers are eligible to receive stock-based awards under our Restricted Stock Plan.  The objectives of the Restricted Stock Plan are to attract and retain key employees, to motivate them to achieve long-range goals and to reward individual performance.  Because executives’ compensation from stock-based awards is heavily weighted to our stock price performance, the Compensation Committee believes stock-based awards create a strong incentive to improve long-term financial performance and increase shareholder value.  Factors used to set the range of stock-based awards include management’s and the Compensation Committee’s perception of the incentive necessary to motivate individuals to join the Company and the role and impact of the various management levels in achieving key strategic results.  Awards made to executive officers in fiscal 2013 consisted entirely of restricted stock awards which were made under the Restricted Stock Plan.

Vesting provisions contained in the stock restriction agreements for restricted stock awards are used by the Compensation Committee as another method to tie executive compensation both to continuing service by the executive to the Company and to the growth in shareholder value, as measured by the market price of the Company’s shares.  Under various circumstances, the restricted stock awards may vest totally, partially or not at all.

A portion of these restricted stock awards vest if the executive officers remain employees of the Company for the vesting period.  These time vested stock awards are forfeited if the officer does not remain employed for the vesting period.  The Compensation Committee believes a  three-year vesting schedule for restricted stock awards enhances the retention value of these awards and positions the Company competitively from a market perspective.  For a description of the stock-

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based awards under the Restricted Stock Plan, see the table entitled “Outstanding Restricted Stock Awards” on page 16.

Longnecker reviewed the total direct compensation packages of our executives, including our stock-based award program and recommended the Committee consider maintaining the use of restricted stock awards.  The Compensation Committee relied upon the market data, company performance, and individual performance in the determination of stock-based awards for our executive officers.  After considering all of these factors, in fiscal 2013, our committee approved the following restricted stock awards, which vest over a three year period:  Michael C. Coffman, 13,361 shares; Paul F. Blanchard, 10,476 shares; Lonnie J. Lowry, 935 shares; Ben Spriestersbach, 1,285 shares; and Robb P. Winfield, 748 shares.

Clawback Policy

The Company’s clawback policy further aligns the interests of our executives with shareholders.  Under our clawback policy, our Board may reduce or cancel, or require recovery of, any incentive-based compensation from current or former executives if the Company has to issue an accounting restatement based on erroneous data due to material non-compliance with any financial reporting requirement under federal securities laws that affect directly or indirectly the objective and subjective metrics used to determine bonuses and restricted stock awards.

Broad-Based Employee Benefits
•

The Company’s ESOP Plan is a tax-qualified, defined contribution plan that covers all employees, including the executive officers.  Under the ESOP Plan, the Company contributes shares of its Common Stock to the ESOP Plan based on the employees’ total compensation level.

•

All employees, including the executive officers, are eligible to participate on the same basis in all of the Company’s other employee benefit plans which include medical, dental, group life, long term disability, accidental death and dismemberment and eye care insurance.

•	The Company provides no perquisites or other personal benefits to its executive officers.
Change-In-Control Executive Severance Agreements

The Board believes that the executives’ performance generally may be hampered by distraction, uncertainty and other activities in the event of a change-in-control of the Company which might adversely affect shareholder values.  To reduce these potential adverse effects and to encourage fair treatment of the executive officers in connection with any change-in-control event, Change-In-Control Executive Severance Agreements were entered into in 2007 with the executive officers to provide for change-in-control protection.  Under these Agreements, if, within two years following a change-in-control event, the Company terminates the employment of any of the executives without cause, or any executive resigns for good reason, that executive would be entitled to a severance payment, payable in a lump sum, in cash, following his termination, in an amount equal to two times the average of the compensation paid to the executive during the two calendar years preceding the change-in-control event (or the annual average of any shorter period).  Compensation for this purpose includes the sum of the executive’s base salary, cash bonuses and

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contributions made to the ESOP on executive’s behalf.  The bonus amount used in determining the executive’s compensation shall not be less than two times his targeted bonus for the calendar year in which the change-in-control event occurs (or if not yet determined for that year, two times the executive’s targeted bonus for the preceding calendar year).  Further, if the executive qualifies, and the Company is required to provide coverage under COBRA, the Company shall reimburse the executive the costs of purchasing continuing coverage under COBRA for the executive and his dependents for as long as he qualifies for COBRA coverage.  The Company has not been subject to COBRA because it had had fewer than 20 employees; however, the Company did reach 20 employees during the latter half of calendar 2012.  The Company became subject to COBRA on January 1, 2014.

A change-in-control event generally means: (i) the acquisition of beneficial ownership of 30% or more of the Company’s Common Stock; (ii) during any two consecutive years, individuals who currently make up the Company’s Board (or which subsequently become directors after being approved for election by at least a majority of current directors) ceasing for any reason to make up at least two-thirds of the Board; or (iii) approval by the Company’s shareholders of (a) a reorganization, merger or consolidation which results in the ownership of 20% or more of the Company’s Common Stock by persons or entities that were not previously shareholders, (b) a liquidation or dissolution of the Company, or (c) the sale of substantially all of the Company’s assets.

There may arise situations where the potential to merge with or be acquired by another company may be in the best interest of our shareholders.  Based on this potential, the Company believes that the “double trigger” requiring both (i) a change-in-control event and (ii) the termination of an executive’s employment without cause or his resignation for good reason is appropriate to provide fair treatment of the executive officers, while allowing them to continue to concentrate on enhancing shareholder value during a change-in-control event, as they may take actions which ultimately may lead to their termination after the change-in-control event.

Pursuant to the Change-In-Control Executive Severance Agreements, assuming that a change-in-control event took place on the last business day of fiscal 2013, and an executive’s employment was terminated without cause, or the executive terminated his employment for good reason, within two years following this assumed change-in-control event, the executives below would receive the following severance payments:

Name	Salary(1)	Bonus(2)	Total(3)
Michael C. Coffman	$641,000	$600,000	$1,241,000
Paul F. Blanchard, Jr.	$600,000	$417,000	$1,017,000
Lonnie J. Lowry	$419,050	$109,200	$528,250
Ben Spriestersbach	$335,777	$90,000	$425,777
Robb P. Winfield	$329,006	$87,360	$416,366

(1)Calculated based on (i) two times the average of the executive officer’s base salary during calendar years 2011 and 2012 plus (ii) two times the average amount contributed to the ESOP on behalf of each executive for fiscal years 2011 and 2012.

(2)Calculated based on two times the maximum targeted bonus for each executive for calendar year 2013.

(3)In addition, if the Company is required to provide continuing coverage to its employees under COBRA (as defined in Section 4980B of the Internal Revenue Code of 1986) at the time of a change-in-control, the Company will reimburse each executive for all costs incurred by him in purchasing such continuing coverage for himself and his dependents as long as he qualifies for COBRA coverage.

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Other than the Change-In-Control Executive Severance Agreements, the Company maintains no employment agreements with its executive officers.

Other Compensation Matters

The Company currently does not have ownership requirements or a stock retention policy for our executive officers.  The Company’s Code of Ethics and Business Practices prohibits directors, officers and employees from engaging in speculative transactions involving the Company’s securities.

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 annually paid to any of our executive officers, unless the compensation qualifies as performance-based compensation.  As our compensation levels are well below this level, Section 162(m) is a non-factor for the Company.

As of the date of this Proxy Statement, the Company has weathered the ongoing economic conditions in an excellent manner and, to the best of its knowledge, has no upcoming issues.  The Company is mindful of the current state of the economy and will continue to evaluate its situation and the potential effects on executive compensation.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee
Darryl G. Smette – Chair
Robert O. Lorenz
Robert E. Robotti
H. Grant Swartzwelder
Executive Compensation

The table below sets forth information for the three most recently completed fiscal years concerning compensation paid to executive officers in those fiscal years for services in all capacities.

Summary Compensation Table
Name and Principal Position	Fiscal Year	Base Salary (1)	Cash Bonus (1)	Stock Awards (2)	All Other Compen-Sation	Total	Three Year Average
Michael C. Coffman President and Chief Executive Officer	2013	$ 297,750	$303,289(4)	$ 249,602	$48,167(5)	$ 898,808
	2012	$ 287,000	$293,777(4)	$ 269,616	$44,032(5)	$ 894,425
	2011	$ 271,250	$277,119(4)	$ 233,461	$40,076(5)	$ 821,906
$ 871,713

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Summary Compensation Table
Name and Principal Position	Fiscal Year	Base Salary (1)	Cash Bonus (1)	Stock Awards (2)	All Other Compen-Sation	Total	Three Year Average
Paul F. Blanchard, Jr., Sr. Vice President and Chief Operating Officer	2013	$ 276,000	$218,784(6)	$ 195,709	$46,317(7)	$ 736,810
	2012	$ 266,250	$202,838(6)	$ 211,701	$43,196(7)	$ 723,985
	2011	$ 251,250	$195,866(6)	$ 184,015	$39,928(7)	$ 671,059
$ 710,618

Lonnie J. Lowry, Vice President, Chief Financial Officer and Secretary	2013	$ 181,250	$ 48,392	$ 17,470	$35,317(8)	$ 282,429
	2012	$ 177,250	$ 46,777	$ 19,140	$34,067(8)	$ 277,234
	2011	$ 169,800	$ 45,304	--	$32,550(8)	$ 247,654
$ 269,106

Ben Spriestersbach, Vice President of Land	2013	$ 148,750	$ 41,779	$ 24,002	$30,032(9)	$ 244,563
	2012	$ 142,500	$ 38,820	$ 15,491	$27,779(9)	$ 224,590
	2011	$ 133,625	$ 36,104	--	$25,743(9)	$ 195.472
$ 221,542
Robb P. Winfield Controller and Chief Accounting Officer	2013	$ 144,350	$ 40,872	$ 13,974	$28,235(10)	$ 227,431
	2012	$ 138,950	$ 38,538	$ 15,022	$26,822(10)	$ 219,332
	2011	$ 132,375	$ 36,170	--	$25,341(10)	$ 193,886
$ 213,550

(1)

Base salaries are set on a calendar year basis and are reported on a fiscal year basis ending on September 30 of each year. This means that the salary shown above for each fiscal year reported represents three months’ salary of the previous calendar year and the first nine months of the current calendar year through September 30 fiscal year-end. Cash bonuses are paid in December of each year based on the preceding fiscal year’s performance. Bonuses shown for fiscal 2013 were paid in December 2012 and were based on fiscal 2012 financial and operating performance. The same timing of payments and Company performance holds true for fiscal 2012 and fiscal 2011.

(2)

In accordance with applicable accounting standards, these amounts represent the aggregate fair value of the awards on the award date. The ultimate value realized by the executive officers on vesting of the awards may or may not equal the fair market value at award date based on failure to achieve the specified vesting requirements. Under certain circumstances, the awards may wholly or partially vest or never vest.  See footnotes (2), (4) and (6) to table entitled “Outstanding Restricted Stock Awards at 2013 Fiscal Year-End” under “Restricted Stock Plan” above in Proposal No.3.

(3)	Includes premiums of immaterial amounts for group life insurance for fiscal years 2013, 2012 and 2011.
(4)

Included in Mr. Coffman’s cash bonuses are performance bonuses (based on each fiscal year’s financial and operating performance and subjective performance goals) and supplemental payments for the portion of his earned ESOP contribution which could not be made due to the deferral maximum regulations of the Internal Revenue Service. The performance bonuses paid in fiscal years 2013, 2012 and 2011 were $259,339, $250,250 and $258,180, respectively. The supplemental payments in fiscal years 2013, 2012 and 2011 were $43,200, $42,777 and $18,189, respectively.

(5)

Represents the value of 1,326 shares for fiscal 2013, 1,222 shares for fiscal 2012 and 1,295 shares for fiscal 2011, of Company stock contributed to the ESOP on Mr. Coffman’s behalf based on the closing market price of the shares on the last day of each fiscal year and dividends received from restricted stock awards of $9,893, $6,248 and $3,042 for fiscal years 2013, 2012 and 2011, respectively.

(6)

Included in Mr. Blanchard’s cash bonuses are performance bonuses (based on each fiscal year’s financial and operating performance and subjective performance goals) and supplemental payments for the portion of his earned ESOP contribution which could not be made due to the deferral maximum regulations of the Internal Revenue Service. The performance bonuses paid in fiscal years 2013,  2012 and 2011 were $189,378, $174,038 and $180,000, respectively. The supplemental payments in fiscal years 2013, 2012 and 2011 were $28,656, $28,050 and $15,116, respectively.

(7)

Represents the value of 1,326 shares for fiscal 2013, 1,222 shares for fiscal 2012 and 1,295 shares for fiscal 2011 of Company stock contributed to the ESOP on Mr. Blanchard’s behalf based on the closing market price of the shares on the last day of each fiscal year and dividends received from restricted stock awards of $8,403, $5,544 and $3,026 for fiscal years 2013, 2012 and 2011, respectively.

(8)

Represents the value of 1,218 shares for fiscal 2013, 1,095 shares for fiscal 2012 and 1,137 shares for fiscal 2011 of Company stock contributed to the ESOP on Mr. Lowry’s behalf based on the closing market price of the shares on the last day of each fiscal year and dividends received from restricted stock awards of $435 and $179 for fiscal years 2013 and 2012, respectively.

(9)

Represents the value of 1,010 shares for fiscal 2013, 886 shares for fiscal 2012 and 897 shares for fiscal 2011 of Company stock contributed to the ESOP on Mr. Spriestersbach’s behalf based on the closing market price of the shares on the last day of each fiscal year and dividends received from restricted stock awards of $463 and $145 for fiscal years 2013 and 2012, respectively.

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(10)Represents the value of 982 shares for fiscal 2013, 868 shares for fiscal 2012 and 891 shares for fiscal 2011, of Company stock contributed to the ESOP on Mr. Winfield’s behalf based on the closing market price of the shares on the last day of each fiscal year and dividends received from restricted stock awards of $344 and $140 for fiscal years 2013 and 2012, respectively.

The Company’s only equity incentive plans for its executive officers are the ESOP Plan discussed below and the Restricted Stock Plan described above in Proposal No. 3.

ESOP Plan

The ESOP Plan is a tax-qualified, defined contribution plan, and serves as the Company’s only retirement plan for its employees.  Contributions are made at the discretion of the Board and, to date, all contributions have been made in shares of Common Stock.  Contributions are allocated to all participants in proportion to their compensation for the plan year and 100% vesting occurs after three years of service.  Separation prior to three years of service results in forfeiture of all contributions received.  All employees, including the executive officers, may participate in the 401(k) portion of the ESOP Plan on a voluntary basis.  Under the terms of the 401(k) portion of the ESOP Plan, eligible employees may elect to defer a portion of their earnings up to the maximum allowed by regulations of the Internal Revenue Service.  The Company makes no matching contributions to the 401(k) portion of the ESOP Plan.

Proposal No. 6 Advisory Vote to Determine Frequency of Future Advisory Votes on Executive Compensation

At the 2011 Annual Meeting of Shareholders, the Board recommended and the shareholders approved that the shareholder advisory vote on executive compensation should occur every three years.  The Board has subsequently determined that a vote every year on executive compensation is a better and more accepted approach and is consistent with current thought on good corporate governance practices.

In recognition of the above, the Board urges shareholders to approve an advisory vote on executive compensation every year.

Although the vote is non-binding, our Board of Directors will take into account the outcome of the vote when making future decisions about the Company’s executive compensation policies and procedures.  The Company’s shareholders also have the opportunity to provide additional feedback on important other matters involving executive compensation.   For example, the rules of the New York Stock Exchange require the Company to seek shareholder approval for new employee equity compensation plans and material revisions thereto.  This is the reason the Company is seeking shareholder approval of the amendment to the 2010 Restricted Stock Plan set forth in Proposal 3.  As discussed below under “Communications with the Board of Directors”, the Company provides shareholders an opportunity to communicate directly with the Board, including issues abut executive compensation.

Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal.  The Compensation Committee will

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carefully consider the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors Recommends a Vote
“FOR”
an Advisory Vote on Executive Compensation Every Year

Stock Ownership of Certain Beneficial Owners

Based on filings with the Securities and Exchange Commission (“SEC”), we know that the following shareholders are beneficial owners of more than 5% of our outstanding shares of Common Stock as of December 31, 2013.  Robert E. Robotti, a director of the Company, also owns beneficially more than 5% of our Common Stock which ownership is set forth above in “Stock Ownership of Directors and Executive Officers” on page 7.

Name and Address of Beneficial Owner	Amount of Shares Beneficially Owned	Percent of Common Stock
BlackRock, Inc. 40 E. 52nd Street New York, NY 10022	431,767(1)	5.2%
Amica Mutual Insurance Company 100 Amica Way Lincoln, RI 02965	550,492(2)	6.7%

(1)Based on a Schedule 13G filed with the SEC in  February 2013.

(2)Based on a Schedule 13G filed with the SEC in February 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock, and to furnish the Company with copies of such reports.  Based on a review of the filings with the Securities and Exchange Commission and representations that no other reports were filed, the Company believes that during fiscal 2013 all directors and executive officers complied with the reporting requirements of Section 16(a), with the exception of Duke R.  Ligon who filed a late report on September 9, 2013 relating to 514 shares purchased on June 13, 2013, and Darryl G. Smette who filed a late report on September 9, 2013 relating to 4 shares purchased on June 13, 2013.  These purchases were made through a dividend reinvestment program conducted by the broker holding their shares.

Communications with the Board of Directors

The Company provides an informal process for shareholders and other interested parties to send communications to its Board.  Shareholders or other interested parties who wish to contact the Lead Independent Director, the outside directors as a group, or any of its individual members may do so by writing: Board of Directors, Panhandle Oil and Gas Inc., 5400 N. Grand Boulevard, Suite 300, Oklahoma City, OK 73112-5688.  Correspondence directed to any individual Board

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member is referred, unopened, to that member.  Correspondence not directed to a particular Board member is referred, unopened, to the Lead Independent Director.

Shareholder Proposals

Proposals of shareholders intended to be presented at the next annual shareholders meeting to be held in March 2015, and to be included in the proxy statement and form of proxy pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, must be received by the Company by October 1, 2014.  Any such proposals should be in writing and be sent by certified mail, return receipt requested, to the Company’s office at the address shown below under the caption “Form 10‑K”, Attention: Secretary.  On receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and any proxy card in accordance with regulations governing the solicitation of proxies.

Under the Company’s Bylaws, in order for a shareholder to nominate a candidate for director, or propose other business to be considered by shareholders, timely notice of the nomination or the other business proposed must be received by the Company in advance of the annual meeting.  Ordinarily, such notice must be received not less than 90 nor more than 120 days prior to the first anniversary of the mailing of notice for the preceding year’s  annual shareholders meeting.  The shareholder filing the notice of nomination must describe various matters regarding the nominee, including, but not limited to, such information as name, address, occupation, business background and shares held, and the nominee must deliver a written questionnaire and agreement to the Company covering certain matters as specified in the Bylaws.  In order for a shareholder to bring other business before a shareholders’ meeting, timely notice must be received by the Company within the time limits described above in this paragraph for notice of nomination of a candidate for director.  Such notice must include a description of the proposed business, the reasons therefor, and other specified matters.  These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement under Rule 14a-8 of the Securities and Exchange Act of 1934.

In each case, the notice must be given to the Secretary of the Company at the address shown below under the caption “Form 10-K”.  Any shareholder desiring a copy of the Company’s Bylaws will be furnished one without charge on written request to the Secretary.  A copy of the Bylaws is available on the Company’s  website at www.panhandleoilandgas.com.

The Company’s Bylaws were amended on December 11, 2013 to provide access to the Company’s proxy statement and proxy card for director elections to eligible shareholders who wish to nominate a person for election to the Company’s Board of Directors.  To be eligible to access the Company’s proxy statement and proxy card for this purpose, a shareholder, together with its affiliates, must have held beneficial ownership of 5% of the Company’s common stock for at least one year prior to providing notice to the Company seeking access to its proxy statement.  Notice from a shareholder seeking such access must be received by the Company in the same time period required for shareholders seeking to nominate directors to the Company’s Board of Directors.  Only one seat on the Board may be held by a person elected as a director resulting from a shareholders use of these proxy access Bylaw provisions.  A shareholder seeking access to the Company’s proxy statement shall provide all information required from a shareholder seeking to nominate a director as well as undertakings signed by the shareholder and the proposed nominee.  The Bylaw provision

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in the exclusive means for shareholders to include nominees for a director in the Company proxy statement and proxy card.

A shareholder seeking access to the Company’s proxy statement shall provide all information required from a shareholder seeking to nominate a director as well as undertaking signed by the shareholder and the proposed nominee.  This Bylaw provision is the exclusive means for shareholders to include nominees for director in the Company’s proxy statement and proxy card.

Annual Report to Shareholders

Copies of the Annual Report to Shareholders for fiscal 2013 are being mailed with this proxy statement and a copy of the Annual Report is available on the Company’s website at: www.panhandleoilandgas.com.

Form 10-K

A copy of the Company’s Annual Report on Form 10-K for fiscal 2013 filed with the Securities and Exchange Commission is included in the Annual Report to Shareholders mailed with this proxy statement.  A separate Form 10-K and copies of the Company’s charters for the various committees of the Board, the Corporate Governance Guidelines and the Company’s codes of ethics are available, free of charge, on written or oral request made to the Company at the address or telephone number set forth below, or can be viewed at the Company’s website: www.panhandleoilandgas.com.

Lonnie J. Lowry, Secretary

Panhandle Oil and Gas Inc.

5400 N. Grand Boulevard, Suite 300

Oklahoma City, OK  73112-5688

405.948.1560

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Other Matters

Management knows of no other matters to be brought before the meeting.  However, if any other matters do properly come before the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted as the Board may recommend.  Whether shareholders plan to attend the meeting or not, they are respectfully urged to mark, sign, date and return the enclosed proxy, which will be returned to them at the meeting if they are present and so request.

By Order of the Board of Directors

January 28, 2014Lonnie J. Lowry, Secretary

Whether Or Not You Expect To Attend The Annual Meeting, Please Mark, Sign And Date The Enclosed Proxy And Mail It Promptly In The Postage-Paid Envelope Provided.

If Your Shares Are Held By A Broker Or Other Nominee, Please Provide Specific Voting Instructions To The Broker Or Nominee So Your Shares Can Be Voted at the Annual Meeting.

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001CSN13FE

Panhandle Oil and Gas Inc. 2014 Annual Shareholders Meeting

March 5, 2014

2:00 P.M. Oklahoma Time

Tower Hotel f/k/a Marriott Hotel

3233 Northwest Expressway

Oklahoma City, Oklahoma

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PANHANDLE OIL AND GAS INC.

AMENDED

2010 RESTRICTED STOCK PLAN

March 5, 2014

APPENDIX A

TABLE OF CONTENTS

Section 1. Introduction	1
1.1.Purpose of the Plan	1
1.2.Nature of Sales of Restricted Stock	1
1.3.Effective Date and Term of Plan	1
Section 2. Definitions And Construction	1
2.1.Definitions	1
2.2.Construction	2
Section 3. Eligibility	2
3.1.In General	2
Section 4. Administration Of The Plan	2
4.1.In General	2
Section 5. Shares Subject To The Plan	3
5.1.Number of Shares	3
Section 6. Restricted Stock	3
6.1.Sale of Restricted Stock	3
6.2.The Restricted Period	3
6.3.Escrow	3
6.4.Dividends	4
6.5.Repurchase of Restricted Stock	4
6.6.Expiration of Restricted Period	4
6.7.Rights as a Shareholder	4
Section 7. Adjustments	4
7.1.Changes in Capitalization	4
Section 8. Change In Control	4
8.1.Consequences of a Change In Control on Restricted Stock	4
8.2.Change In Control Defined	5
Section 9. General Provisions	5
9.1.Transferability of Restricted Stock	5
9.2.Termination of Status	5
9.3.Withholding	6
9.4.Other Conditions on Delivery of Stock	6
Section 10. Miscellaneous	6
10.1.No Right to Continued Employment	6
10.2.Amendment	6
10.3.Compliance with Code Section 409A	6
10.4.Governing Law	7

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PANHANDLE OIL AND GAS INC.

AMENDED

2010 RESTRICTED STOCK PLAN

Section 1. Introduction

1.1.Purpose of the Plan.    The Plan provides an essential long-term component to the Company’s total compensation package for its officers and directors reflecting the importance the Company places on aligning the interest of its officers and directors with those of its shareholders and provides incentives for officers and directors to remain with the Company.    The Plan will enhance the Company’s ability to attract, retain and motivate officers and directors of the Company.

1.2.Nature of Sales of Restricted Stock.    The Plan is intended to permit the Sale by the Company of Shares of Restricted Stock to its officers and directors subject to various vesting based on the passage of time or other conditions to vesting and other restrictions on the transferability of the Shares sold.  The transfer restrictions on these Shares will be removed based on the vesting restrictions contained in the Stock Restriction Agreement between the Company and the affected Participant.  Except as otherwise provided by the Plan, each Sale hereunder may be made alone or in addition or in relation to any other Sale.  The terms of each Sale need not be identical, and the Compensation Committee need not treat Participants uniformly.

1.3.Effective Date and Term of Plan.   If approved by shareholders at the Company’s 2014 Annual Shareholders Meeting, the Plan will be effective as of March 5, 2014. No sales to Participants shall be permitted under the Plan after March 5, 2024 but the vesting periods for Shares previously sold may extend beyond that date.

Section 2. Definitions And Construction

2.1.Definitions. When used in this Plan, the following terms shall have the meanings set forth below, unless the context clearly requires a different meaning:
(a)	“Board” means the Board of Directors of the Company.
(b)	“Change in Control” shall have the meaning set forth in Section 8.2.
(c)	“Code” means the Internal Revenue Code of 1986, as amended.
(d)	“Common Stock” means the Company’s Class A Common Stock, par value $0.01666 per share.
(e)	“Company” means Panhandle Oil and Gas Inc.
(f)	“Compensation Committee” shall mean the Compensation Committee of the Board.
(g)	“Disability” shall mean incapacity due to physical or mental illness as determined by the Compensation Committee.
(h)	“Effective Date” means the first date set forth in Section 1.3.

(i)

“Fair Market Value” means the closing sales price (for the primary trading session) of a Share on the date the Restricted Period ends.  For any date that is not a trading day, the Fair Market Value of a Share for such date will be determined by using the closing sales price for the immediately preceding trading day.

(j)	“Participant” means any officer or director who purchases Restricted Stock.
(k)	“Plan” means this Amended 2010 Restricted Stock Plan.
(l)	“Repurchase” shall have the meaning as set forth in Section 6.5.
(m)	“Restricted Period” means the period of time during which the transfer of the Shares of Restricted Stock shall be restricted and after which the shares of Restricted Stock shall be vested.
(n)	“Restricted Stock” means Shares sold under this Plan.
(o)	“Sale” means a sale of shares of Restricted Stock made under the Plan.
(p)	“Share” means a share of Class A Common Stock, par value $0.01666 per share, of the Company.
(q)	“Stock Restriction Agreement” means all agreements between the Company and a Participant covering the Sale of Restricted Stock under this Plan.
2.2.Construction. When used in the Plan, (a) the terms “include” and “including” shall be deemed to include the phrase “but not limited to” and (b) masculine pronouns shall include the feminine.
Section 3. Eligibility

3.1.In General.    Any natural person is eligible to purchase Restricted Stock if such individual is a current officer or director of the Company or any of the Company’s present or future subsidiary entities as determined by the Compensation Committee.

Section 4. Administration Of The Plan

4.1.In General.
(a)

The Plan will be administered by the Compensation Committee.  The Compensation Committee shall have authority to determine the Participants and terms and conditions of any Sale of Restricted Stock, and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable.

(b)

The Compensation Committee shall have full discretionary authority to construe and interpret the terms of the Plan and any Stock Restriction Agreement, and to determine all facts necessary to administer the Plan and any Stock Restriction Agreement.  The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Stock Restriction Agreement in the manner and to the extent it shall deem necessary or advisable.

(c)

All decisions by the Compensation Committee shall be made in its sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any purchase of Restricted Stock.  No director or person acting pursuant to the authority delegated by the Compensation Committee shall be liable for any action or determination relating to or under the Plan made in good faith.

Section 5. Shares Subject To The Plan

5.1.Number of Shares.
(a)	Subject to adjustment under Section 7.1, Sales of Restricted Stock may be made under the Plan for up to 250,000 Shares.
(b)

If Shares sold hereunder are repurchased by the Company prior to the vesting of such Shares the repurchased Shares shall again be available for sale by the Company to officers under the Plan.  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

Section 6. Restricted Stock

6.1.Sale of Restricted Stock.  The Compensation Committee may sell Shares of Restricted Stock to such officers and directors as it determines.  The sales price of Shares shall be at a significant discount to the Fair Market Value of the Shares, generally at a per Share price equal to the par value of the Shares sold.  Sales of Restricted Stock shall be subject to such restrictions on transfer and the Repurchase of Restricted Stock by the Company and such other terms and conditions, subject to the provisions of the Plan, as determined by the Compensation Committee.

6.2.Restricted Period.    At the time a Sale of Restricted Stock is made to a Participant, the Compensation Committee shall establish a period of time during which the transfer of the Shares of Restricted Stock shall be restricted and after which the Shares of Restricted Stock shall be vested (the “Restricted Period”). Each Sale of Restricted Stock may have a different Restricted Period.  The Compensation Committee shall determine the Restricted Period for all Restricted Stock.

6.3.Escrow.    Each Participant purchasing Restricted Stock shall enter into a Stock Restriction Agreement with the Company setting forth the terms, conditions and restrictions of the Sale.  Any certificates representing Shares of Restricted Stock shall be registered in the name of the Participant and deposited with the Company, or an escrow agent as determined by the Compensation Committee, together with a stock power for each certificate endorsed in blank by the Participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions contained in the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan (the “Plan”), and an agreement entered into between the registered owner and Panhandle Oil and Gas Inc. Copies of the Plan and the agreement are on file at the principal office of Panhandle Oil and Gas Inc.

Alternatively, in the discretion of the Company, ownership of the Shares of Restricted Stock and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical stock certificates shall be issued prior to vesting.

6.4.Dividends.    Unless otherwise determined by the Compensation Committee or provided in the Stock Restriction Agreement, Participants holding Restricted Stock will be eligible to receive all dividends paid with respect to such Shares.  If any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Shares other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were paid and such Shares or other property shall be deposited with the Company or in escrow as provided in Section 6.3.

6.5.Repurchase of Restricted Stock.    In the event any Shares of Restricted Stock under the terms of the Stock Restriction Agreement (including any additional shares of Restricted Stock that may result from changes in capitalization of the Company as provided in Section 7.1) do not vest, the Company shall repurchase (“Repurchase”) such Shares from the affected Participant for a price equal to the original sale price.  All repurchased Shares shall be surrendered to the Company and the stock certificates representing such Shares shall be cancelled.

6.6.Expiration of Restricted Period.    Upon the expiration of the Restricted Period and the satisfaction of any other conditions prescribed by the Compensation Committee or set forth in the Stock Restriction Agreement, the restrictions applicable to the Restricted Stock shall lapse and, unless otherwise instructed by the Participant, a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be released by the Company or from escrow and delivered, free of all such restrictions and legends, except any that may be imposed by law, to the Participant or the Participant’s estate, as the case may be.

6.7.Rights as a Shareholder.    Subject to the terms and conditions of the Plan, each Participant receiving Restricted Stock shall have all the rights of a shareholder with respect to the Shares of Restricted Stock during the Restricted Period, including the right to vote any shares of Restricted Stock and to receive payment of dividends subject to the provisions in Section 6.4.

Section 7. Adjustments

7.1.Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Shares other than an ordinary cash dividend, (a) the number and class of securities available under this Plan, (b) the number of Shares sold under this Plan and (c) the price payable to a Participant upon the Repurchase, shall be equitably adjusted in the manner determined by the Compensation Committee.

Section 8. Change In Control

8.1.Consequences of a Change In Control on Restricted Stock.    Upon the occurrence of a Change In Control, except to the extent specifically provided to the contrary in the applicable Stock Restriction Agreement, all restrictions and conditions on all Restricted Stock then outstanding shall automatically lapse and be deemed terminated or satisfied, as applicable.

8.2.Change In Control Defined. For purposes of this Plan, “Change In Control” shall mean the occurrence of any one or more of the following:
(i)

any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company’s then outstanding Voting Securities; or

(ii)

during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the “Incumbent Board”), and any new director, whose election by the Board or nomination by the Board for election by the Company’s shareholders was approved by a vote of at least two-thirds (⅔) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, or

(iii)

the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)

the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.

As used in this Section 8.2, the term “Voting Securities” means the Company’s Class A Common Stock, par value $0.01666 per share, and any other securities of the Company that vote generally in the election of directors.

Section 9. General Provisions

9.1.Transferability of Restricted Stock.    Except as the Compensation Committee may otherwise determine or provide in a Stock Restriction Agreement, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by Participants holding Restricted Stock, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, pursuant to a qualified domestic relations order.  References herein to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

9.2.Termination of Status.    The Compensation Committee shall determine the effect on Restricted Stock of the Disability, death, early or normal retirement, termination or other cessation of employment, authorized leave of absence or other change in the employment of a Participant.

9.3.Withholding.    The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will authorize the Shares to be released from escrow to the Participant.  The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages.  If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding.  Payment of withholding obligations is due before the Company will authorize the release of the Shares.  If approved by the Compensation Committee, a Participant may satisfy such tax obligations in whole or in part by delivery of a portion of the Restricted Stock creating the tax obligation, valued at Fair Market Value; provided, however, except as otherwise provided by the Compensation Committee, that the total tax withholding where Restricted Stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).  Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

9.4.Other Conditions on Delivery of Stock.  The Company will not be obligated to remove restrictions from Shares previously delivered under the Plan until (a) all conditions of the Sale have been met or removed to the satisfaction of the Company, (b) in the opinion of the Company’s counsel, all other legal matters in connection with the delivery of such Shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

Section 10. Miscellaneous

10.1.No Right to Continued Employment.  No Participant under the Plan who is an officer of the Company shall have any right, because of his or her participation, to continue in the employment of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

10.2.Amendment.    The Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time; provided that if at any time the approval of the Company’s shareholders is required for any modification or amendment under applicable laws and rules, the Compensation Committee may not effect such modification or amendment without such approval.  Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 10.2 shall apply to, and be binding on, the holders of all Shares of Restricted Stock outstanding under the Plan at the time the amendment is adopted, provided the Compensation Committee determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of existing Participants under the Plan.

10.3.Compliance with Code Section 409A. No Sale of Restricted Stock shall provide for a deferral of compensation within the meaning of section 409A of the Code.

10.4.Governing Law.    The provisions of the Plan and all Sales of Restricted Stock made hereunder shall be governed by and interpreted in accordance with the laws of the State of Oklahoma, excluding choice-of-law principles that would require the application of the laws of a jurisdiction other than the State of Oklahoma.

634465_v2/61905

Panhandle Oil and Gas Inc.

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IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE_____________ SACKPACK___________

000000000.000000 ext 000000000.000000 ext
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MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 3, 4, 5 and 6.

	For	Withhold
01 - Michael C. Coffman	☐	☐
02 - Robert A. Reece	☐	☐

	For	Withhold
01 - Duke R. Ligon	☐	☐

	For	Against	Abstain
3. **Approval of Amendment to the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan.**	☐	☐	☐
4. **Ratification of Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm.**	☐	☐	☐
5. **Approval, by Non-Binding Advisory Vote, of Panhandle Oil and Gas Inc. Executive Compensation.**	☐	☐	☐
6. **Approval, by Non-Binding Advisory Vote, to Determine Frequency of Future Advisory Votes on Executive Compensation to be Every Year.**	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

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1 U P X 1 8 2 2 0 8 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01R3KB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Panhandle Oil and Gas Inc.

Grand Centre, Suite 300, 5400 North Grand Blvd.
Oklahoma City, OK 73112-5688

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints L. Kelly Harris and Linda K. Schwartz, or either of them, as proxies each with full power of substitution, to represent and vote all of the shares of Class A Common Stock of Panhandle Oil and Gas Inc. held of record by the undersigned on January 21, 2014, at the annual meeting of shareholders to be held on March 5, 2014, or any adjournment or postponement thereof. **Should other matters properly come before the meeting, the proxies are further authorized to vote thereon as the Board of Directors may recommend.**

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.